Exhibit 4.15

EXECUTION VERSION

AMENDED AND RESTATED CO-LENDER AGREEMENT

Dated as of August 1, 2023

by and between

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-V2 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-V2
(Note A-1 Holder and Note A-7 Holder)

and

CITI REAL ESTATE FUNDING INC.
(Note A-2-1-A Holder, Note A-2-1-B Holder, Note A-4-1 Holder and Note A-4-2 Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BMO 2023-C5 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-C5
(Note A-2-2 Holder and Note A-6-1 Holder)

and

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39
(Note A-3 Holder)

and

BANK OF MONTREAL
(Note A-5-1 Holder, Note A-5-2 Holder, Note A-6-2 Holder,
Note A-8 Holder and Note A-9 Holder)

Harborside 2 and 3

TABLE OF CONTENTS

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THIS AMENDED AND RESTATED CO-LENDER AGREEMENT (this “Agreement”), dated as of August 1, 2023, is by and between COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-V2 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-V2 (the “V2 Trustee”), as holder of Note A-1 and Note A-7, CITI REAL ESTATE FUNDING INC. (“CREFI”), as holder of Note A-2-1-A, Note A-2-1-B, Note A-4-1 and Note A-4-2, COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BMO 2023-C5 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-C5 (the “C5 Trustee”), as holder of Note A-2-2 and Note A-6-1, COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-B39 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-B39 (the “B39 Trustee”), as holder of Note A-3, and BANK OF MONTREAL (“BMO”), as holder of Note A-5-1, Note A-5-2, Note A-6-2, Note A-8 and Note A-9.

W I T N E S S E T H:

WHEREAS, pursuant to the Mortgage Loan Agreement (as defined herein), CREFI and BMO originated a certain loan (the “Mortgage Loan”) described on the schedule attached hereto as Exhibit A (the “Mortgage Loan Schedule”) to the mortgage loan borrower described on the Mortgage Loan Schedule (the “Mortgage Loan Borrower”), which was evidenced, inter alia, by (i) one promissory note in the original principal amount of $50,000,000 (“Note A-1”) made by the Mortgage Loan Borrower in favor of CREFI, (ii) one promissory note in the original principal amount of $50,000,000 (“Original Note A-2”) made by the Mortgage Loan Borrower in favor of CREFI, (iii) one promissory note in the original principal amount of $25,000,000 (“Note A-3”) made by the Mortgage Loan Borrower in favor of CREFI, (iv) one promissory note in the original principal amount of $25,000,000 (“Original Note A-4”) made by the Mortgage Loan Borrower in favor of CREFI, (v) one promissory note in the original principal amount of $22,500,000 (“Original Note A-5”) made by the Mortgage Loan Borrower in favor of BMO, (vi) one promissory note in the original principal amount of $17,500,000 (“Original Note A-6”) made by the Mortgage Loan Borrower in favor of BMO, (vii) one promissory note in the original principal amount of $15,000,000 (“Note A-7”) made by the Mortgage Loan Borrower in favor of BMO, (viii) one promissory note in the original principal amount of $10,000,000 (“Note A-8”) made by the Mortgage Loan Borrower in favor of BMO, and (ix) one promissory note in the original principal amount of $10,000,000 (“Note A-9”) made by the Mortgage Loan Borrower in favor of BMO, each secured by a first mortgage (as amended, modified or supplemented, the “Mortgage”) on certain real property located as described on the Mortgage Loan Schedule (the “Mortgaged Property”);

WHEREAS, CREFI, BMO and the Mortgage Loan Borrower agreed, pursuant to that certain First Amendment to Loan Agreement and Note Splitter and Modification Agreement, dated as of April 5, 2023 between such parties, to split Original Note A-6 into (i) one replacement promissory note in the original principal amount of $15,000,000 (“Note A-6-1”) made by the Mortgage Loan Borrower in favor of BMO and (ii) one replacement promissory note in the original principal amount of $2,500,000 (“Note A-6-2”) made by the Mortgage Loan Borrower in favor of BMO;

WHEREAS, CREFI, BMO and the Mortgage Loan Borrower agreed, pursuant to that certain Second Amendment to Loan Agreement and Note Splitter and Modification Agreement, dated as of May 23, 2023 between such parties, to split Original Note A-2 into (i) one replacement promissory note in the original principal amount of $35,000,000 (“Replacement Note A-2-1”) made by the Mortgage Loan Borrower in favor of CREFI and (ii) one replacement promissory note in the original principal amount of $15,000,000 (“Note A-2-2”) made by the Mortgage Loan Borrower in favor of CREFI;

WHEREAS, CREFI and BMO entered into that certain Co-Lender Agreement, dated as of May 23, 2023 (the “Original Co-Lender Agreement”), to memorialize the terms under which they, and their successors and assigns, would hold Note A-1, Original Note A-2-1, Note A-2-2, Note A-3, Original Note A-4, Original Note A-5, Note A-6-1, Note A-6-2, Note A-7, Note A-8 and Note A-9;

WHEREAS, CREFI and BMO transferred Note A-1 and Note A-7, respectively, to the V2 Trustee via Citigroup Commercial Mortgage Securities Inc. on May 25, 2023 in connection with the closing of the Benchmark 2023-V2 Mortgage Trust securitization;

WHEREAS, as of May 25, 2023, Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), currently serves as master servicer of the Benchmark 2023-V2 Mortgage Trust securitization, and hence as “Master Servicer” under the Original Co-Lender Agreement;

WHEREAS, CREFI and BMO transferred Note A-2-2 and Note A-6-1, respectively, to the C5 Trustee via BMO Commercial Mortgage Securities LLC on June 21, 2023 in connection with the closing of the BMO 2023-C5 Mortgage Trust securitization;

WHEREAS, CREFI transferred Note A-3 to the B39 Trustee via Citigroup Commercial Mortgage Securities Inc. on July 18, 2023 in connection with the closing of the Benchmark 2023-B39 Mortgage Trust securitization;

WHEREAS, CREFI, BMO, the V2 Trustee and the Mortgage Loan Borrower have agreed, pursuant to that certain Third Amendment to Loan Agreement and Note Splitter and Modification Agreement, dated as of August 1, 2023 between such parties, to (a) split Replacement Note A-2-1 into (i) one replacement promissory note in the original principal amount of $20,000,000 (“Note A-2-1-A”) made by the Mortgage Loan Borrower in favor of CREFI and (ii) one replacement promissory note in the original principal amount of $15,000,000 (“Note A-2-1-B”) made by the Mortgage Loan Borrower in favor of CREFI, (b) split Original Note A-4 into (i) one replacement promissory note in the original principal amount of $20,000,000 (“Note A-4-1”) made by the Mortgage Loan Borrower in favor of CREFI and (ii) one replacement promissory note in the original principal amount of $5,000,000 (“Note A-4-2”) made by the Mortgage Loan Borrower in favor of CREFI and (c) split Original Note A-5 into (i) one replacement promissory note in the original principal amount of $15,000,000 (“Note A-5-1”) made by the Mortgage Loan Borrower in favor of BMO and (ii) one replacement promissory note in the original principal amount of $7,500,000 (“Note A-5-2” and, collectively with Note A-1, Note A-2-1-A, Note A-2-1-B, Note A-2-2, Note A-3, Note A-4-1, Note A-4-2, Note A-5-1, Note A-6-1, Note A-6-2, Note

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A-7, Note A-8 and Note A-9, as each such note is amended, modified, supplemented or split, the “Notes”) made by the Mortgage Loan Borrower in favor of BMO;

WHEREAS, the Note Holders desire to enter into this Agreement to (i) memorialize the terms under which they, and their successors and assigns, shall hold the Notes and (ii) amend, restate and supersede the terms of the Original Co-Lender Agreement; and

WHEREAS, Section 33 of the Original Co-Lender Agreement authorizes and directs Midland, as Master Servicer under the Original Co-Lender Agreement, to execute and deliver amendments to the Mortgage Loan Documents and the Original Co-Lender Agreement on behalf of any and all Noteholders, in connection with the note splits contemplated by the second preceding WHEREAS clause;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto mutually agree as follows:

Section 1.                                 Definitions; Conflicts. References to a “Section” or the “recitals” are, unless otherwise specified, to a Section or the recitals of this Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms or any one or more analogous terms in the Lead Securitization Servicing Agreement. Whenever used in this Agreement, the following terms shall have the respective meanings set forth below unless the context clearly requires otherwise. In the event of, and to the extent of, a conflict between this Agreement and the Lead Securitization Servicing Agreement, this Agreement shall control.

“Additional Form 10-D Disclosure” shall have the meaning given to such term or any analogous term in the Lead Securitization Servicing Agreement.

“Advance” shall mean any P&I Advance or Property Advance.

“Advance Interest Amount” shall mean interest accrued on Advances in accordance with the terms of the Lead Securitization Servicing Agreement.

“Affiliate” shall have the meaning set forth in the Lead Securitization Servicing Agreement.

“Agent” shall mean, at any time that the Lead Securitization Note(s) are included in the Lead Securitization, the Master Servicer as of such time, and if the Lead Securitization Note(s) are no longer included in the Lead Securitization, shall mean such Person designated by the Note A-1 Holder.

“Agent Office” shall mean the designated office of the Agent, which office at the date of this Agreement is the office of the Master Servicer, and which is the address to which notices to and correspondence with the Agent should be directed. The Agent may change the address of its designated office by notice to the Note Holders.

“Agreement” shall mean this Amended and Restated Co-Lender Agreement, the exhibits and schedule hereto and all amendments hereof and supplements hereto.

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“Approved Servicer” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Asset Representations Reviewer” shall mean the “asset representations reviewer” under the Lead Securitization Servicing Agreement.

“Asset Review” shall mean any review of representations and warranties conducted by a Non-Lead Asset Representations Reviewer, as contemplated by Item 1101(m) of Regulation AB.

“B39 Trustee” shall have the meaning assigned to such term in the preamble to this agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code, as amended from time to time, any successor statute or rule promulgated thereto.

“Borrower Party” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“C5 Trustee” shall have the meaning assigned to such term in the preamble to this agreement.

“CDO” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“CDO Asset Manager” with respect to any Securitization Vehicle which is a CDO, shall mean the entity which is responsible for managing or administering a Note as an underlying asset of such Securitization Vehicle or, if applicable, as an asset of any Intervening Trust Vehicle (including, without limitation, the right to exercise any consent and control rights available to the holder of such Note).

“Certificate Administrator” shall mean the “certificate administrator” under the Lead Securitization Servicing Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collection Account” shall have the meaning assigned to such term in the Lead Securitization Servicing Agreement.

“Commission” shall have the meaning assigned to such term in Section 2(c)(ix).

“Conduit” shall have the meaning assigned to such term in Section 15(d).

“Conduit Credit Enhancer” shall have the meaning assigned to such term in Section 15(d).

“Conduit Inventory Loan” shall have the meaning assigned to such term in Section 15(d).

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“Control” shall mean the ownership, directly or indirectly, in the aggregate of more than fifty percent (50%) of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through the ability to exercise voting power, by contract or otherwise, and the terms “Controls”, “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Controlling Note” shall mean Note A-1.

“Controlling Note Holder” shall mean the Note A-1 Holder; provided that for so long as the Note A-1 Holder (or the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Note A-1 Holder) is a Borrower Party, the Note A-1 Holder (and the majority “controlling class” holder or other party assigned the rights to exercise the rights of the Note A-1 Holder) shall not be entitled to exercise any rights it may otherwise have as Controlling Note Holder, and there shall be deemed to be no Controlling Note Holder hereunder. At any time that Note A-1 is included in a Securitization, references to the “Controlling Note Holder” shall mean the Lead Securitization Subordinate Class Representative or any other party assigned the rights to exercise the rights of the “Controlling Note Holder” hereunder, as and to the extent provided in the related Lead Securitization Servicing Agreement.

“Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(a).

“CREFI” shall have the meaning assigned to such term in the preamble to this Agreement.

“DBRS Morningstar” shall mean DBRS, Inc., and its successors in interest.

“Depositor” shall mean the depositor under the Lead Securitization Servicing Agreement.

“Event of Default” shall mean, with respect to the Mortgage Loan, an “Event of Default” as defined in the Mortgage Loan Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fitch” shall mean Fitch Ratings, Inc., and its successors in interest.

“Insolvency Proceeding” shall mean any proceeding under Title 11 of the United States Code (11 U.S.C. Sec. 101 et seq.) or any other insolvency, liquidation, reorganization or other similar proceeding concerning the Mortgage Loan Borrower, any action for the dissolution of the Mortgage Loan Borrower, any proceeding (judicial or otherwise) concerning the application of the assets of the Mortgage Loan Borrower for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of the Mortgage Loan Borrower or any other action concerning the adjustment of the debts of the Mortgage Loan Borrower, the cessation of business by the Mortgage Loan Borrower, except following a sale, transfer or other disposition of all or substantially all of the assets of the Mortgage Loan Borrower in a transaction permitted under the

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Mortgage Loan Documents; provided, however, that following any such permitted transaction affecting the title to the Mortgaged Property, the Mortgage Loan Borrower for purposes of this Agreement shall be defined to mean the successor owner of the Mortgaged Property from time to time as may be permitted pursuant to the Mortgage Loan Documents; provided, further, however, that for the purposes of this definition, in the event that more than one entity comprises the Mortgage Loan Borrower, the term “Mortgage Loan Borrower” shall refer to any such entity.

“Interest Rate” shall mean the Interest Rate (as defined in the Mortgage Loan Documents).

“Interested Person” shall mean the Depositor, any Non-Lead Depositor, the Master Servicer, any Non-Lead Master Servicer, the Special Servicer, any Non-Lead Special Servicer, any Non-Lead Trustee, any Mortgage Loan Borrower, any manager of any Mortgaged Property, any independent contractor engaged by any of the foregoing parties, the Operating Advisor, any Non-Lead Operating Advisor, the Controlling Note Holder Representative, any Non-Controlling Note Holder, any Non-Controlling Note Holder Representative, any holder of a related mezzanine loan, or any known Affiliate of any such party described above.

“Intervening Trust Vehicle” with respect to any Securitization Vehicle that is a CDO, shall mean a trust vehicle or entity which holds any Note as collateral securing (in whole or in part) any obligation or security held by such Securitization Vehicle as collateral for the CDO.

“KBRA” shall mean Kroll Bond Rating Agency, LLC and its successors in interest.

“Lead Securitization” shall mean the Benchmark 2023-V2 Mortgage Trust securitization.

“Lead Securitization Date” shall mean the effective date on which the Lead Securitization was consummated.

“Lead Securitization Note” shall mean a Note held by the Lead Securitization.

“Lead Securitization Note Holder” shall mean the holder of the Lead Securitization Note(s).

“Lead Securitization Servicing Agreement” shall mean the pooling and servicing agreement executed and delivered in connection with the Lead Securitization; provided, that during any period that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the “Lead Securitization Servicing Agreement” shall be determined in accordance with Section 2(a).

“Lead Securitization Subordinate Class Representative” shall mean the “Controlling Class Representative” or “Directing Holder” (or any term substantially similar thereto) as defined in the Lead Securitization Servicing Agreement.

“Lead Securitization Trust” shall mean the Securitization Trust created in connection with the Lead Securitization.

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“Loan Combination Custodial Account” shall mean the “Loan Combination Custodial Account”, “Companion Distribution Account” or analogous account established for the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement.

“Major Decisions” shall have the meaning given to such term or any analogous term in the Lead Securitization Servicing Agreement; provided that, at any time after the Lead Securitization Date that none of the Notes is included in the Lead Securitization, “Major Decision” shall mean, collectively,

(i)                                 any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing the Mortgage Loan if it comes into and continues in default;

(ii)                              any modification, consent to a modification or waiver of a monetary term (other than Penalty Charges if the Mortgage Loan is not a Specially Serviced Loan) or material non-monetary term (including, without limitation, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of the Mortgage Loan or any extension of the Maturity Date of the Mortgage Loan;

(iii)                           any sale of the Mortgage Loan (when it is a Defaulted Mortgage Loan) or REO Property (other than in connection with the termination of the Trust Fund) for less than the applicable Purchase Price;

(iv)                           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

(v)                              any release of collateral or any acceptance of substitute or additional collateral for the Mortgage Loan, or any consent to either of the foregoing, other than immaterial condemnation actions and other similar takings or if otherwise required pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(vi)                           any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to the Mortgage Loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the Mortgaged Property or interests in the Mortgage Loan Borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(vii)                        any property management company changes or franchise changes (in each case, to the extent the lender is required to consent or approve under the Mortgage Loan Documents);

(viii)                     releases of any escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” escrows or reserves other than those required

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pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(ix)                            any acceptance of an assumption agreement or any other agreement permitting transfer of interests in the Mortgage Loan Borrower or a guarantor releasing the Mortgage Loan Borrower or a guarantor from liability under the Mortgage Loan other than pursuant to the specific terms of the Mortgage Loan and for which there is no lender discretion;

(x)                               following a default or an event of default with respect to the Mortgage Loan, any acceleration of the Mortgage Loan, or initiation of judicial, bankruptcy or similar proceedings under the Mortgage Loan Documents or with respect to the Mortgage Loan Borrower or Mortgaged Property;

(xi)                           any modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Mortgage Loan, or an action to enforce rights with respect thereto;

(xii)                        any determination of an Acceptable Insurance Default;

(xiii)                     any proposed modification or waiver of any material provision in the Mortgage Loan Documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Mortgage Loan Borrower; and

(xiv)                      any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property.

“Master Servicer” shall mean Midland Loan Services, a Division of PNC Bank, National Association, or any successor master servicer under the Lead Securitization Servicing Agreement.

“Master Servicer Remittance Date” shall have the meaning assigned to such term (or analogous term) in the Lead Securitization Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors in interest.

“Mortgage” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Agreement” shall mean the Loan Agreement, dated as of April 4, 2023, between the Mortgage Loan Borrower, as borrower, CREFI, individually as a co-lender and as an agent for one or more co-lenders, and BMO, as co-lender, as the same may be further

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amended, restated, supplemented or otherwise modified from time to time, subject to the terms hereof.

“Mortgage Loan Borrower” shall have the meaning assigned to such term in the recitals.

“Mortgage Loan Borrower Related Party” shall have the meaning assigned to such term in Section 14.

“Mortgage Loan Documents” shall mean, with respect to the Mortgage Loan, the Mortgage Loan Agreement, the Mortgage, the Notes and all other documents now or hereafter evidencing and securing the Mortgage Loan.

“Mortgage Loan Schedule” shall have the meaning assigned to such term in the recitals.

“Mortgaged Property” shall have the meaning assigned to such term in the recitals.

“Non-Controlling Note” shall mean any Note that is not the Controlling Note.

“Non-Controlling Note Holder” shall mean any Note Holder that is not the Controlling Note Holder. If a Non-Controlling Note Holder is a Borrower Party, it shall not be entitled to exercise the rights of a Non-Controlling Note Holder under this Agreement.

“Non-Controlling Note Holder Representative” shall have the meaning assigned to such term in Section 6(c).

“Non-Exempt Person” shall mean any Person other than a Person who is either (i) a U.S. Person or (ii) has on file with the Agent for the relevant year such duly-executed form(s) or statement(s) which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (A) any income tax treaty between the United States and the country of residence of such Person, (B) the Code or (C) any applicable rules or regulations in effect under clauses (A) or (B) above, permit any Servicer on behalf of the Note Holders to make such payments free of any obligation or liability for withholding.

“Non-Lead Asset Representations Reviewer” shall mean the party acting as “asset representations reviewer” (within the meaning of Item 1101(m) of Regulation AB) under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Certificate Administrator” shall mean the “certificate administrator” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Depositor” shall mean the “depositor” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Master Servicer” shall mean the applicable “master servicer” under any Non-Lead Securitization Servicing Agreement.

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“Non-Lead Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization” shall mean, with respect to each Non-Lead Securitization Note, the sale by the related Non-Lead Securitization Note Holder of all or a portion of such Non-Lead Securitization Note to a Non-Lead Depositor who will in turn include such portion of such Non-Lead Securitization Note as part of the securitization of one or more mortgage loans.

“Non-Lead Securitization Determination Date” shall mean, with respect to each Non-Lead Securitization Note, the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement.

“Non-Lead Securitization Note” shall mean any Note other than the Lead Securitization Note(s).

“Non-Lead Securitization Note Holder” shall mean any holder of a Non-Lead Securitization Note.

“Non-Lead Securitization Servicing Agreement” shall mean, with respect to each Non-Lead Securitization Note, from and after the date such Non-Lead Securitization Note is included in a Non-Lead Securitization, the servicing agreement, trust and servicing agreement or pooling and servicing agreement entered into in connection with such Non-Lead Securitization.

“Non-Lead Securitization Subordinate Class Representative” shall mean, with respect to each Non-Lead Securitization Note, the holders of the majority of the class of securities issued in the Securitization of such Non-Lead Securitization Note designated as the “controlling class” pursuant to the related Non-Lead Securitization Servicing Agreement or their duly appointed representative.

“Non-Lead Securitization Trust” shall mean each Securitization Trust that holds a Non-Lead Securitization Note.

“Non-Lead Special Servicer” shall mean the applicable “special servicer” under any Non-Lead Securitization Servicing Agreement.

“Non-Lead Sponsor” shall mean any Non-Lead Securitization Note Holder in its capacity as the sponsor with respect to the related Non-Lead Securitization Note in connection with the related Non-Lead Securitization.

“Non-Lead Trustee” shall mean the “trustee” under any Non-Lead Securitization Servicing Agreement.

“Nonrecoverable Advance” shall have the meaning given thereto or to an analogous term in the Lead Securitization Servicing Agreement.

“Nonrecoverable Property Advance” shall have the meaning given thereto or to an analogous term in the Lead Securitization Servicing Agreement.

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“Note A-1” shall have the meaning assigned to such term in the recitals.

“Note A-1 Holder” shall mean the holder of Note A-1.

“Note A-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-1 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2-1-A” shall have the meaning assigned to such term in the recitals.

“Note A-2-1-A Holder” shall mean the holder of Note A-2-1-A.

“Note A-2-1-A Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-2-1-A Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2-1-A Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2-1-B” shall have the meaning assigned to such term in the recitals.

“Note A-2-1-B Holder” shall mean the holder of Note A-2-1-B.

“Note A-2-1-B Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-2-1-B Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2-1-B Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-2-2” shall have the meaning assigned to such term in the recitals.

“Note A-2-2 Holder” shall mean the holder of Note A-2-2.

“Note A-2-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-2-2 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-2-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-3” shall have the meaning assigned to such term in the recitals.

“Note A-3 Holder” shall mean the holder of Note A-3.

“Note A-3 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-3 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-3 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-4-1” shall have the meaning assigned to such term in the recitals.

“Note A-4-1 Holder” shall mean the holder of Note A-4-1.

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“Note A-4-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-4-1 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-4-2” shall have the meaning assigned to such term in the recitals.

“Note A-4-2 Holder” shall mean the holder of Note A-4-2.

“Note A-4-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-4-2 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-4-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-1” shall have the meaning assigned to such term in the recitals.

“Note A-5-1 Holder” shall mean the holder of Note A-5-1.

“Note A-5-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-5-1 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-5-2” shall have the meaning assigned to such term in the recitals.

“Note A-5-2 Holder” shall mean the holder of Note A-5-2.

“Note A-5-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-5-2 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-5-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-6-1” shall have the meaning assigned to such term in the recitals.

“Note A-6-1 Holder” shall mean the holder of Note A-6-1.

“Note A-6-1 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-6-1 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-6-1 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-6-2” shall have the meaning assigned to such term in the recitals.

“Note A-6-2 Holder” shall mean the holder of Note A-6-2.

“Note A-6-2 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-6-2 Principal Balance” set forth on the Mortgage

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Loan Schedule, less any payments of principal thereon received by the Note A-6-2 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-7” shall have the meaning assigned to such term in the recitals.

“Note A-7 Holder” shall mean the holder of Note A-7.

“Note A-7 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-7 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-7 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-8” shall have the meaning assigned to such term in the recitals.

“Note A-8 Holder” shall mean the holder of Note A-8.

“Note A-8 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-8 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-8 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note A-9” shall have the meaning assigned to such term in the recitals.

“Note A-9 Holder” shall mean the holder of Note A-9.

“Note A-9 Principal Balance” shall mean, with respect to the Mortgage Loan, at any time of determination, the “Initial Note A-9 Principal Balance” set forth on the Mortgage Loan Schedule, less any payments of principal thereon received by the Note A-9 Holder or reductions in such amount pursuant to Section 3 or 4, as applicable.

“Note Holders” shall mean collectively, the Note A-1 Holder, the Note A-2-1-A Holder, the Note A-2-1-B Holder, the Note A-2-2 Holder, the Note A-3 Holder, the Note A-4-1 Holder, the Note A-4-2 Holder, the Note A-5-1 Holder, the Note A-5-2 Holder, the Note A-6-1 Holder, the Note A-6-2 Holder, the Note A-7 Holder, the Note A-8 Holder and the Note A-9 Holder.

“Note Pledgee” shall have the meaning assigned to such term in Section 15(c).

“Note Register” shall have the meaning assigned to such term in Section 16.

“Notes” shall have the meaning assigned to such term in the recitals.

“Operating Advisor” shall mean the “trust advisor”, “operating advisor” or other analogous term under the Lead Securitization Servicing Agreement.

“Original Note A-2” shall have the meaning assigned to such term in the recitals.

“Original Note A-4” shall have the meaning assigned to such term in the recitals.

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“Original Note A-5” shall have the meaning assigned to such term in the recitals.

“Original Note A-6” shall have the meaning assigned to such term in the recitals.

“P&I Advance” shall mean an advance made by a party to any Securitization Servicing Agreement in respect of a delinquent monthly debt service payment on the Note(s) securitized pursuant to such Securitization Servicing Agreement.

“Percentage Interest” shall mean, with respect to any Note Holder, a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Note and the denominator of which is the principal balance of the Mortgage Loan.

“Permitted Fund Manager” shall mean any Person that on the date of determination is (i) one of the entities on Exhibit C attached hereto and made a part hereof or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to a proceeding relating to the bankruptcy, insolvency, reorganization or relief of debtors.

“Pledge” shall have the meaning assigned to such term in Section 15(c).

“Pro Rata and Pari Passu Basis” shall mean with respect to the Notes and the Note Holders, the allocation of any particular payment, collection, cost, expense, liability or other amount between such Notes or such Note Holders, as the case may be, without any priority of any such Note or any such Note Holder over another such Note or Note Holder, as the case may be, and in any event such that each Note or Note Holder, as the case may be, is allocated its respective Percentage Interest of such particular payment, collection, cost, expense, liability or other amount.

“Property Advance” shall have the meaning given thereto (or to the term “Servicing Advance”) in the Lead Securitization Servicing Agreement.

“Qualified Institutional Lender” shall mean each of CREFI and BMO and any other U.S. Person that is:

(a)                      an entity Controlled by, Controlling or under common Control with, any of CREFI and BMO, or

(b)                      the trustee on behalf of the trust certificates issued pursuant to a master trust agreement involving a CDO comprised of, or other securitization vehicle involving, assets deposited or transferred by a Note Holder and/or one or more Affiliates (whether with assets from others or not), provided that the securities issued in connection with such CDO or other securitization vehicle are rated by each of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with the Lead Securitization, or

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(c)                      one or more of the following:

(i)                       an insurance company, bank, savings and loan association, investment bank, trust company, commercial credit corporation, pension plan, pension fund, pension fund advisory firm, mutual fund, real estate investment trust, governmental entity or plan, or

(ii)                    an investment company, money management firm or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, or an “accredited investor” within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act, or

(iii)                 a Qualified Trustee in connection with (a) a securitization of, (b) the creation of collateralized debt obligations (“CDO”) secured by, or (c) a financing through an “owner trust” of, a Note or any interest therein (any of the foregoing, a “Securitization Vehicle”), provided that (1) one or more classes of securities issued by such Securitization Vehicle is initially rated at least investment grade by at least two (2) of the Rating Agencies that assigned a rating to one or more classes of securities issued in connection with that Securitization; (2) in the case of a Securitization Vehicle that is not a CDO, the special servicer of such Securitization Vehicle has a Required Special Servicer Rating or is otherwise acceptable to the Rating Agencies rating each Securitization (such entity, an “Approved Servicer”) and such Approved Servicer is required to service and administer such Note or any interest therein in accordance with servicing arrangements for the assets held by the Securitization Vehicle which require that such Approved Servicer act in accordance with a servicing standard notwithstanding any contrary direction or instruction from any other Person; or (3) in the case of a Securitization Vehicle that is a CDO, the CDO Asset Manager and, if applicable, each Intervening Trust Vehicle that is not administered and managed by a CDO Asset Manager which is a Qualified Institutional Lender, are each a Qualified Institutional Lender under clauses (i), (ii), (iv) or (v) of this definition, or

(iv)                an investment fund, limited liability company, limited partnership or general partnership having capital and/or capital commitments of at least $250,000,000, in which (A) any of CREFI and BMO, (B) a person that is otherwise a Qualified Institutional Lender under clause (i), (ii) or (v) (with respect to an institution substantially similar to the entities referred to in clause (i) or (ii) above), or (C) a Permitted Fund Manager, acts as a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such investment vehicle, and provided that at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Institutional Lenders (without regard to the capital surplus/equity and total asset requirements set forth below in the definition), or

(v)                   an institution substantially similar to any of the foregoing, and in the case of any entity referred to in clause (c)(i), (ii), (iii), (iv)(B) or (v) of this definition, (x) such entity has at least $200,000,000 in capital/statutory surplus or

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shareholders’ equity (except with respect to a pension advisory firm or similar fiduciary) and at least $600,000,000 in total assets (in name or under management), and (y) is regularly engaged in the business of making or owning commercial real estate loans (or interests therein) similar to the Mortgage Loan (or mezzanine loans with respect thereto) or owning or operating commercial real estate properties; provided that, in the case of the entity described in clause (iv)(B) above, the requirements of this clause (y) may be satisfied by a general partner, managing member, or the fund manager responsible for the day-to-day management and operation of such entity; or

(d)                     any entity Controlled by any of the entities described in clause (c)(i), (ii), (iv)(B) or (v) of this definition or approved by the Rating Agencies hereunder as a Qualified Institutional Lender for purposes of this Agreement, or as to which the Rating Agencies have stated they would not review such entity in connection with the subject transfer.

“Qualified Trustee” means (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, (ii) an institution insured by the Federal Deposit Insurance Corporation or (iii) an institution whose long-term senior unsecured debt is rated either of the then in effect top two rating categories of each of the applicable Rating Agencies.

“Rating Agencies” shall mean DBRS Morningstar, Fitch, KBRA, Moody’s and S&P and their respective successors in interest or, if any of such entities shall for any reason no longer perform the functions of a securities rating agency, any other nationally recognized statistical rating agency reasonably designated by any Note Holder to rate the securities issued in connection with the Securitization of the related Note; provided, however, that, at any time during which the Mortgage Loan is an asset of one or more Securitizations, “Rating Agencies” or “Rating Agency” shall mean only those rating agencies that are engaged from time to time to rate the securities issued in connection with the Securitizations of the Notes.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization, with respect to any matter that each applicable Rating Agency shall have confirmed in writing (which may be in electronic form) that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current ratings assigned by such Rating Agency to any securities issued in connection with any Securitization; provided, however, that a written waiver or other acknowledgment or course of conduct from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from each Rating Agency with respect to such matter, and (ii) after a Securitization, the meaning given thereto or to any analogous term in the Lead Securitization Servicing Agreement including any deemed Rating Agency Confirmation.

“Redirection Notice” shall have the meaning assigned to such term in Section 15(c).

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“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been or may hereafter be from time to time provided by the Commission or by the staff of the Commission, in each case as effective from time to time as of the compliance dates specified therein.

“REMIC” shall have the meaning assigned to such term in Section 5(e).

“Replacement Note A-2-1” shall have the meaning assigned to such term in the recitals.

“Required Special Servicer Rating” shall mean with respect to a special servicer (i) in the case of Fitch, a rating of “CSS3”, (ii) in the case of S&P, such special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, (iii) in the case of Moody’s, such special servicer is acting as special servicer for one or more loans included in a commercial mortgage loan securitization that was rated by Moody’s within the twelve (12) month period prior to the date of determination, and Moody’s has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch citing the continuation of such special servicer as special servicer of such commercial mortgage loans, (iv) in the case of DBRS Morningstar, such special servicer is currently acting as a servicer for one or more loans included in a commercial mortgage-backed securitization that was rated by DBRS Morningstar within the twelve (12) month period prior to the date of determination, and DBRS Morningstar has not downgraded or withdrawn the then-current rating on any class of commercial mortgage securities or placed any class of commercial mortgage securities on watch status citing the continuation of such special servicer as servicer of such commercial mortgage loans as the sole or a material factor in any downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination, and (v) in the case of KBRA, KBRA has not cited servicing concerns of such special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by such special servicer prior to the time of determination.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors in interest.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization” shall mean one or more sales by a Note Holder of all or a portion of such Note to a depositor, who will in turn include such portion of such Note as part of a securitization of one or more mortgage loans.

“Securitization Date” shall mean, with respect to any Securitization, the effective date on which such Securitization is consummated.

“Securitization Servicing Agreement” shall mean the Lead Securitization Servicing Agreement or any Non-Lead Securitization Servicing Agreement, as the context may require.

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“Securitization Trust” shall mean a trust formed pursuant to a Securitization.

“Securitization Vehicle” shall have the meaning assigned to such term in the definition of “Qualified Institutional Lender.”

“Servicer” shall mean the Master Servicer or the Special Servicer, as the context may require.

“Servicer Termination Event” shall have the meaning assigned to such term or other analogous term in the Lead Securitization Servicing Agreement or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, any analogous concept under the servicing agreement pursuant to which the Mortgage Loan is being serviced in accordance with the terms of this Agreement.

“Servicing Standard” shall have the meaning given thereto in the Lead Securitization Servicing Agreement (or other analogous term under the Lead Securitization Servicing Agreement); provided that the Servicing Standard shall require, among other things, that each Servicer, in servicing the Mortgage Loan, must take into account the interests of each Note Holder.

“Special Servicer” shall mean the “special servicer” under the Lead Securitization Servicing Agreement.

“Taxes” shall mean any income or other taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature, now or hereafter imposed by any jurisdiction or by any department, agency, state or other political subdivision thereof or therein.

“Transfer” shall have the meaning assigned to such term in Section 15.

“Trustee” shall mean the “trustee” under the Lead Securitization Servicing Agreement.

“U.S. Person” shall mean a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as a U.S. Person).

“V2 Trustee” shall have the meaning assigned to such term in the preamble to this Agreement.

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Section 2.                                   Servicing of the Mortgage Loan.

(a)        Each Note Holder acknowledges and agrees that, subject in each case to this Agreement, the Mortgage Loan shall be serviced from and after the Lead Securitization Date, pursuant to the Lead Securitization Servicing Agreement; provided that the Master Servicer shall not be obligated to advance monthly payments of principal or interest in respect of any Note other than the Lead Securitization Note(s) if such principal or interest is not paid by the Mortgage Loan Borrower but shall be obligated to advance delinquent real estate taxes, insurance premiums and other expenses related to the maintenance of the Mortgaged Property and maintenance and enforcement of the lien of the Mortgage thereon, subject to the terms of the Lead Securitization Servicing Agreement (including a determination of recoverability thereunder). Each Note Holder acknowledges that any other Note Holder may elect, in its sole discretion, to include its Note in a Securitization and agrees that it will, subject to Section 27, reasonably cooperate with such other Note Holder, at such other Note Holder’s expense, to effect such Securitization. Subject to the terms and conditions of this Agreement, each Note Holder hereby irrevocably and unconditionally consents to the appointment of the Master Servicer, the Certificate Administrator, the Operating Advisor and the Trustee under the Lead Securitization Servicing Agreement by the Depositor, and the appointment of the Special Servicer as the initial Special Servicer under the Lead Securitization Servicing Agreement by the Depositor (subject to replacement by the Controlling Note Holder as provided herein) and agrees to reasonably cooperate with the Master Servicer and the Special Servicer with respect to the servicing of the Mortgage Loan in accordance with the Lead Securitization Servicing Agreement. Each Note Holder hereby appoints the Master Servicer, the Special Servicer and the Trustee in the Lead Securitization as such Note Holder’s attorney-in-fact to sign any documents reasonably required with respect to the administration and servicing of the Mortgage Loan on its behalf under the Lead Securitization Servicing Agreement (subject at all times to the rights of such Note Holder set forth herein and in the Lead Securitization Servicing Agreement). In no event shall the Lead Securitization Servicing Agreement require the Servicer to enforce the rights of any Note Holder or limit the Servicer in enforcing the rights of one Note Holder against any other Note Holder; however, this statement shall not be construed to otherwise limit the rights of one Note Holder with respect to any other Note Holder. Each Servicer shall be required pursuant to the Lead Securitization Servicing Agreement to service the Mortgage Loan in accordance with the Servicing Standard, the terms of the Mortgage Loan Documents, the Lead Securitization Servicing Agreement and applicable law, and shall not take any action or refrain from taking any action or follow any direction inconsistent with the foregoing.

At any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the Note Holders agree to cause the Mortgage Loan to be serviced by one or more servicers, each of which has been agreed upon by the Note Holders, pursuant to a servicing agreement that has servicing terms substantially similar to the Lead Securitization Servicing Agreement and all references herein to the “Lead Securitization Servicing Agreement” shall mean such subsequent servicing agreement; provided, however, that the Notes that constituted the Lead Securitization Note(s) shall continue to be considered as the Lead Securitization Note(s); provided further, however, that unless otherwise agreed to by the holder of the Lead Securitization Note(s), the master servicer under such subsequent servicing agreement shall not be required to make any P&I Advance in respect of such Note(s); provided further, however, that if a Non-Lead Securitization Note is in a Securitization, then a written confirmation shall have been obtained from each Rating Agency rating such Securitization that the appointment

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of the servicer(s) pursuant to such servicing agreement would not, in and of itself, cause a downgrade, qualification or withdrawal of the then-current ratings assigned to the securities issued in connection with such Securitization; provided, further, however, that until a replacement servicing agreement has been entered into, the Lead Securitization Note Holder shall cause the Mortgage Loan to be serviced pursuant to the provisions of the Lead Securitization Servicing Agreement (excluding, however, any obligation to make any P&I Advances in respect of the Lead Securitization Note(s) except as specifically agreed to by the Servicer, and provided that the Servicer’s right to reimbursement for Property Advances as set forth in Section 2(b) shall remain in effect) as if such agreement was still in full force and effect with respect to the Mortgage Loan, by the Servicer in the Lead Securitization or by any Person appointed by the Lead Securitization Note Holder that is a qualified servicer meeting the requirements of the Lead Securitization Servicing Agreement (and, in the case of the Special Servicer, that satisfies the Required Special Servicer Rating).

(b)       The Master Servicer shall be the lead master servicer on the Mortgage Loan, and from time to time it (or the Trustee, to the extent provided in the Lead Securitization Servicing Agreement) (i) shall be required to make Property Advances with respect to the Mortgage Loan, subject to the terms of the Lead Securitization Servicing Agreement and this Agreement, and (ii) may be required to make P&I Advances on the Lead Securitization Note(s), if and to the extent provided in the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for a Property Advance, first from funds on deposit in the Loan Combination Custodial Account for the Mortgage Loan that (in any case) represent amounts received on or in respect of the Mortgage Loan in the manner provided in the Lead Securitization Servicing Agreement, and then, in the case of Nonrecoverable Property Advances, if such funds on deposit in the Loan Combination Custodial Account are insufficient, from general collections of the Lead Securitization as provided in the Lead Securitization Servicing Agreement and from general collections of the Non-Lead Securitizations as provided below. The Master Servicer, the Special Servicer and the Trustee, as applicable, will be entitled to reimbursement for Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, in the manner and from the sources provided in the Lead Securitization Servicing Agreement, including from general collections of the Lead Securitization and from general collections of the Non-Lead Securitizations as provided below. Notwithstanding the foregoing, to the extent the Master Servicer, the Special Servicer or the Trustee, as applicable, obtains funds from general collections of the Lead Securitization as a reimbursement for a Nonrecoverable Property Advance or any Advance Interest Amounts on a Property Advance or a Nonrecoverable Property Advance, each Non-Lead Securitization Note Holder (including from general collections or any other amounts from any related Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer, reimburse the Lead Securitization for its pro rata share of such Nonrecoverable Property Advance or Advance Interest Amounts.

In addition, each Non-Lead Securitization Note Holder (including, but not limited to, each Non-Lead Securitization Trust) shall be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Lead Securitization for such Non-Lead Securitization Note Holder’s pro rata share of any Additional Trust Fund Expenses with respect to the Mortgage Loan or the Mortgaged Property, any other fees, costs or expenses incurred in connection with the servicing and administration of the Mortgage Loan as to which the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or

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the Depositor, as applicable, is entitled to be reimbursed pursuant to the Lead Securitization Servicing Agreement, and any fees, costs or expenses related to obtaining a Rating Agency Confirmation, in each case to the extent amounts on deposit in the Loan Combination Custodial Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts (which such reimbursement shall be made, if the related Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from the related Non-Lead Securitization Trust). Each Non-Lead Securitization Note Holder agrees to indemnify (i) (as and to the same extent the Lead Securitization Trust is required to indemnify each of the following parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement) each of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Depositor (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the Lead Securitization Servicing Agreement in respect of other mortgage loans) and (ii) the Lead Securitization Trust (such parties in clause (i) and the Lead Securitization Trust, collectively, the “Indemnified Parties”) against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of the Mortgage Loan and the Mortgaged Property (or, with respect to the Operating Advisor, incurred in connection with the provision of services for the Mortgage Loan) under the Lead Securitization Servicing Agreement (collectively, the “Indemnified Items”) to the extent of its pro rata share of such Indemnified Items, and to the extent amounts on deposit in the Loan Combination Custodial Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, each such Non-Lead Securitization Note Holder shall be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse each of the applicable Indemnified Parties for its pro rata share of the insufficiency (including, if the related Non-Lead Securitization Note has been included in a Non-Lead Securitization, from general collections or any other amounts from the related Non-Lead Securitization Trust).

Each Non-Lead Master Servicer may be required to make P&I Advances on the related Non-Lead Securitization Note, from time to time, subject to the terms of the related Non-Lead Securitization Servicing Agreement, the Lead Securitization Servicing Agreement and this Agreement. The Master Servicer, the Special Servicer and the Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on the Lead Securitization Note(s) based on the information that they have on hand and in accordance with the Lead Securitization Servicing Agreement. Each Non-Lead Master Servicer, Non-Lead Special Servicer and Non-Lead Trustee, as applicable, shall be entitled to make their own recoverability determination with respect to a P&I Advance to be made on a related Non-Lead Securitization Note based on the information that they have on hand and in accordance with the related Non-Lead Securitization Servicing Agreement. The Master Servicer and the Trustee, as applicable, and each Non-Lead Master Servicer or Non-Lead Trustee shall be required to notify each other servicer and trustee under the Securitizations of the amount of its P&I Advance within two (2) Business Days of making such advance. If the Master Servicer, the Special Servicer or the Trustee, as applicable (with respect to the Lead Securitization Note(s)) or a Non-Lead Master Servicer, a Non-Lead Special Servicer or a Non-Lead Trustee, as applicable (with respect to a Non-Lead Securitization Note), determines that a proposed P&I Advance, if made, would be non-recoverable or an outstanding P&I Advance is or would be non-recoverable, or if the Master

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Servicer, the Special Servicer or the Trustee, as applicable, subsequently determines that a proposed Property Advance would be non-recoverable or an outstanding Property Advance is or would be non-recoverable, then the Master Servicer or the Trustee (as provided in the Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by the Master Servicer, the Special Servicer or the Trustee) or such Non-Lead Master Servicer or Non-Lead Trustee (as provided in the related Non-Lead Securitization Servicing Agreement, in the case of a determination of non-recoverability by a Non-Lead Master Servicer, Non-Lead Special Servicer or Non-Lead Trustee) shall notify each other servicer and trustee under the other Securitizations within two (2) Business Days of making such determination. Each of the Master Servicer, the Trustee, the Non-Lead Master Servicers and the Non-Lead Trustees, as applicable, will only be entitled to reimbursement for a P&I Advance that becomes non-recoverable and Advance Interest Amounts thereon first from the Loan Combination Custodial Account from amounts allocable to the Note for which such P&I Advance was made, and then, if funds are insufficient, (i) in the case of the Lead Securitization Note(s), from general collections of the Lead Securitization Trust, pursuant to the terms of the Lead Securitization Servicing Agreement and (ii) in the case of a Non-Lead Securitization Note, from general collections of the related Securitization Trust, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement.

(c)                        The Lead Securitization Note Holder agrees that it shall cause the Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in the Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                            the Master Servicer or Trustee shall be required to provide written notice to each Non-Lead Master Servicer and each Non-Lead Trustee of any P&I Advance it has made with respect to the Lead Securitization Note(s) within two (2) Business Days of making such advance;

(ii)                         if the Master Servicer determines that a proposed P&I Advance with respect to the Lead Securitization Note(s) or Property Advance with respect to the Mortgage Loan, if made, or any outstanding P&I Advance or Property Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide each Non-Lead Master Servicer written notice of such determination promptly after such determination was made together with such reports that the Master Servicer delivered to the Special Servicer or Trustee in connection with notification of its determination of nonrecoverability;

(iii)                      the Master Servicer shall remit all payments received with respect to each Non-Lead Securitization Note, net of the servicing fees payable to the Master Servicer and Special Servicer with respect to such Non-Lead Securitization Note, and any other applicable fees and reimbursements payable to the Master Servicer, the Special Servicer and the Trustee, to each Non-Lead Securitization Note Holder by the earlier of (x) the Master Servicer Remittance Date (as defined in the Lead Securitization Servicing Agreement) and (y) the Business Day following the “determination date” (or any term substantially similar thereto) as defined in the related Non-Lead Securitization Servicing Agreement (such determination date, the “Non-Lead Securitization Determination Date”), in each case as long as the date on which remittance is required under this clause (iii) is at

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least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement, provided, that any late collections received by the Master Servicer after the related due date under the Mortgage Loan shall be remitted by the Master Servicer in accordance with Section 2(c)(xi) below;

(iv)                     in connection with the expedited remittances contemplated by the preceding clause (iii) and the expedited reporting contemplated by the following clause (v), (A) the Special Servicer shall (x) expedite its delivery of reports to the Master Servicer with respect to the Mortgage Loan or the Mortgaged Property (including the delivery of information contemplated by CREFC® reports that the Special Servicer is required to deliver to the Master Servicer) so that the reports (including CREFC® reports) provided by the Master Servicer to each Non-Lead Securitization Note Holder may include all information contemplated to be included therein for the applicable reporting period, and (y) expedite withdrawals from accounts maintained by it and remittances to the Master Servicer in respect of the Mortgage Loan or the Mortgaged Property so that the Master Servicer’s remittances to each Non-Lead Securitization Note Holder contemplated by the preceding clause (iii) may include all amounts for the applicable collection period, and (B) each party responsible under the Lead Securitization Servicing Agreement for delivering any Additional Form 10-D Disclosure to a Non-Lead Trustee or Non-Lead Depositor in respect of a Non-Lead Securitization Note shall deliver such Additional Form 10-D Disclosure no later than the 5th calendar day following the following the distribution date for the related Non-Lead Securitization;

(v)                        with respect to each Non-Lead Securitization Note that is held by a Securitization, the Master Servicer agrees to deliver or cause to be delivered or to make available to the related Non-Lead Master Servicer all reports required to be delivered by the Master Servicer to the Certificate Administrator and the Trustee under the Lead Securitization Servicing Agreement (which shall include all loan-level reports constituting the CREFC® Investor Reporting Package (IRP)) pursuant to the terms of the Lead Securitization Servicing Agreement, to the extent related to the Mortgage Loan, the Mortgaged Property, the related Non-Lead Securitization Note, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, by the earlier of (x) the Master Servicer Remittance Date and (y) the Business Day following the related Non-Lead Securitization Determination Date, in each case so long as the date on which delivery is required under this clause (v) is at least one (1) Business Day after the scheduled monthly payment date under the Mortgage Loan Agreement;

(vi)                     the Master Servicer and the Special Servicer, as applicable, shall provide (in electronic media) to each Non-Lead Securitization Note Holder all documents, certificates, instruments, notices, reports, operating statements, rent rolls and other information regarding the Mortgage Loan provided by it to any other party to the Lead Securitization Servicing Agreement at the time provided to such other party;

(vii)                  the servicing duties of each of the Master Servicer and Special Servicer under the Lead Securitization Servicing Agreement shall include the duty to service the Mortgage Loan and all of the Notes on behalf of the Note Holders (including the respective

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trustees and certificateholders) in accordance with the terms and provisions of this Agreement, the Lead Securitization Servicing Agreement and the Servicing Standard;

(viii)               each Non-Lead Securitization Note Holder shall be entitled to the same indemnity as the Lead Securitization Note Holder under the Lead Securitization Servicing Agreement; each of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Custodian shall be required to (and shall require any Servicing Function Participant or Additional Servicer engaged by it to) indemnify each Certifying Person and each Non-Lead Depositor, and their respective directors and officers and controlling persons, to the same extent that they indemnify the Depositor (as depositor in respect of the Lead Securitization) and each Certifying Person for (i) its failure to deliver the items in clause (viii) below in a timely manner, (ii) its failure to perform its obligations to a Non-Lead Depositor or the related Non-Lead Trustee under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required after giving effect to any applicable grace period or cure period, (iii) the failure of any Servicing Function Participant or Additional Servicer retained by it (other than an Initial Sub-Servicer) to perform its obligations to such depositor or trustee under such Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement by the time required and/or (iv) any Deficient Exchange Act Deliverable regarding, and delivered by or on behalf of, such party;

(ix)                       with respect to each Non-Lead Securitization that is subject to reporting requirements under the Securities Act, the Exchange Act (including Rule 15Ga-1), and Regulation AB, (a) the Master Servicer, any primary servicer, the Special Servicer, the Trustee, the Certificate Administrator or other party acting as custodian for the Lead Securitization shall be required to deliver (and shall be required to cause each other servicer and servicing function participant (within the meaning of Items 1123 and 1122, respectively, of Regulation AB) retained or engaged by it to deliver; provided that such party shall only be required to use commercially reasonable efforts to cause an Initial Sub-Servicer to deliver), in a timely manner (i) the reports, certifications, compliance statements, accountants’ assessments and attestations, and information to be included in reports (including, without limitation, Form ABS-15G, Form 10-K, Form 10-D and Form 8-K), and (ii) upon request, any other materials specified in such Non-Lead Securitization Servicing Agreement, in the case of clauses (i) and (ii), as the related Non-Lead Depositor or the related Non-Lead Trustee reasonably believes, in good faith, are required in order for such Non-Lead Depositor or Non-Lead Trustee to comply with (1) its obligations under the Securities Act, the Exchange Act (including Rule 15Ga-1), Regulation AB and Form SF-3 and (2) any applicable comment letter from the United States Securities and Exchange Commission (the “Commission”) or its obligations with respect to any Deficient Exchange Act Deliverable, (b) without limiting the generality of the foregoing (x) the Master Servicer and Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable) shall, upon reasonable prior written request, and subject to the right of the Master Servicer or the Special Servicer, as the case may be, to review and approve such disclosure materials, permit a holder of a Non-Lead Securitization Note to use such party’s description contained in the Lead Securitization prospectus (updated as appropriate by the Master Servicer or Special Servicer, as applicable, at the cost of the Non-Lead Sponsor) or contained in a Lead Securitization Form 8-K), for inclusion in the disclosure materials or

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a Form 8-K relating to any securitization of such Non-Lead Securitization Note, and (y) the Master Servicer and the Special Servicer (or any replacement Master Servicer or Special Servicer, as applicable), shall provide indemnification agreements, opinions and Regulation AB compliance letters as were or are being delivered with respect to the Lead Securitization (in each case, at the cost of the related Non-Lead Sponsor), and (c) in connection with any amendment of the Lead Securitization Servicing Agreement, the Depositor shall provide written notice (which may be by email) of such proposed amendment to the Non-Lead Depositor and the Non-Lead Trustee no later than three (3) Business Days prior to the date of effectiveness of such amendment, and, on the date of effectiveness of such amendment to the Lead Securitization Servicing Agreement, provide a copy of such amendment in an EDGAR-compatible format to each Non-Lead Depositor and Non-Lead Trustee. The Master Servicer and the Special Servicer shall each be required to provide certification and indemnification to any Certifying Person with respect to any applicable Sarbanes-Oxley Certification with respect to a Non-Lead Securitization;

(x)                         each of the Master Servicer, the Special Servicer, the Custodian and the Trustee and each Affected Reporting Party shall cooperate (and require each Servicing Function Participant and Additional Servicer retained by it to cooperate under the applicable Sub-Servicing Agreement), with each Non-Lead Depositor (including, without limitation, providing all due diligence information, reports, written responses, negotiations and coordination) to the same extent as such party is required to cooperate with the Depositor under Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement and in connection with Deficient Exchange Act Deliverables. All respective reasonable out-of-pocket costs and expenses incurred by a Non-Lead Depositor (including reasonable legal fees and expenses of outside counsel to such depositor) in connection with the foregoing (other than those costs and expenses related to participation by such Non-Lead Depositor in any telephone conferences and meetings with the Commission and other costs such Non-Lead Depositor must bear pursuant to Article XI (or any article substantially similar thereto) of the Lead Securitization Servicing Agreement) and any amendments to any reports filed with the Commission therewith shall be promptly paid by the applicable Affected Reporting Party upon receipt of an itemized invoice from such Non-Lead Depositor;

(xi)                      any late collections received by the Master Servicer from the Mortgage Loan Borrower that are allocable to a Non-Lead Securitization Note or reimbursable to a Non-Lead Master Servicer or a Non-Lead Trustee shall be remitted by the Master Servicer to the related Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds; provided, however, that to the extent any such amounts are received after 3:00 p.m. Eastern time on any given Business Day, the Master Servicer shall use commercially reasonable efforts to remit such amounts to such Non-Lead Master Servicer within one (1) Business Day of receipt of properly identified funds but, in any event, the Master Servicer shall remit such amounts within two (2) Business Days of receipt of properly identified funds; and provided, further, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead remit such amounts on the same Business Day that such properly identified funds become available to the Master Servicer;

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(xii)                   each Non-Lead Securitization Note Holder is an intended third-party beneficiary in respect of the rights afforded it under the Lead Securitization Servicing Agreement and each Non-Lead Master Servicer shall be entitled to enforce the rights of the related Non-Lead Securitization Note Holder under this Agreement and the Lead Securitization Servicing Agreement;

(xiii)                each Non-Lead Master Servicer and Non-Lead Special Servicer shall be a third-party beneficiary of the Lead Securitization Servicing Agreement with respect to all provisions therein expressly relating to compensation, reimbursement or indemnification of such Non-Lead Master Servicer or Non-Lead Special Servicer, as the case may be, and the provisions regarding coordination of Advances;

(xiv)                if the Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer determines to sell the Lead Securitization Note(s) in accordance with the Lead Securitization Servicing Agreement, it shall have the right and the obligation to sell all of the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall provide notice to each Non-Lead Master Servicer who shall provide notice to the related Non-Controlling Note Holder of the planned sale and of such Non-Controlling Note Holder’s opportunity to submit an offer on the Mortgage Loan;

(xv)                   the Lead Securitization Servicing Agreement shall not be amended in any manner that materially and adversely affects a Non-Lead Securitization Note Holder without the consent of such Non-Lead Securitization Note Holder;

(xvi)                to the extent related to the Mortgage Loan, the Master Servicer or the Special Servicer, Rating Agency Confirmation shall be provided with respect to the commercial mortgage pass-through certificates issued in connection with a Non-Lead Securitization to the same extent provided with respect to the commercial mortgage pass-through certificates issued in connection with the Lead Securitization;

(xvii)            Servicer Termination Events with respect to the Master Servicer and the Special Servicer shall include: (i) solely with respect to the Master Servicer, the failure to timely remit payments to any Non-Lead Securitization Note Holder, which failure continues unremedied for one (1) Business Day following the date on which such payment was to be made; (ii) solely with respect to the Special Servicer, the failure to deposit into any REO Account any amount required to be so deposited within two (2) Business Days after the date such deposit was to be made, or the failure to remit to the Master Servicer for deposit into the Collection Account or the related Loan Combination Custodial Account, as applicable, any amount required to be so remitted by the Special Servicer within one (1) Business Day after the date such remittance was to be made; (iii) the qualification, downgrade or withdrawal, or placing on “watch status” in contemplation of a rating downgrade or withdrawal of the ratings of any class of certificates issued in connection with a Non-Lead Securitization by the Rating Agencies rating such securities (and such qualification, downgrade, withdrawal or “watch status” placement shall not have been withdrawn by such rating agencies within sixty (60) days of actual knowledge of such event by the Master Servicer or the Special Servicer, as the case may be), and publicly citing

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servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; and (iv) the failure to provide to any Non-Lead Securitization Note Holder (if and to the extent required under the related Non-Lead Securitization) reports required under the Exchange Act, and the rules and regulations thereunder, in a timely fashion. Upon the occurrence of such a Servicer Termination Event with respect to the Master Servicer affecting a Non-Lead Securitization Note Holder, if the Master Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon the direction of such Non-Lead Securitization Note Holder, require the appointment of a subservicer with respect to the related Non-Lead Securitization Note. Upon the occurrence of a Servicer Termination Event with respect to the Special Servicer affecting a Non-Lead Securitization Note Holder, if the Special Servicer is not otherwise terminated pursuant to the Lead Securitization Servicing Agreement, the Trustee shall, upon direction of such Non-Lead Securitization Note Holder, terminate the Special Servicer with respect to, but only with respect to, the Mortgage Loan;

(xviii)          upon any resignation of the Master Servicer or the Special Servicer, any termination of the Master Servicer or Special Servicer and/or any replacement thereof, any appointment of a successor to the Master Servicer or Special Servicer, or the effectiveness of any designation of a new Special Servicer, the Trustee or Certificate Administrator shall promptly (and in any event no later than three (3) Business Days prior to the effective date of such resignation, termination, replacement and/or appointment of a Master Servicer or Special Servicer) provide written notice thereof to each Non-Lead Trustee, Non-Lead Master Servicer, and Non-Lead Depositor, together with any information reasonably required (including, without limitation, any disclosure required under Item 1108 of Regulation AB) for the related Non-Lead Securitization to comply with any applicable reporting obligations under the Exchange Act; provided, that such notice shall not be deemed to be provided unless receipt thereof has been confirmed in writing (which may be by email) from the applicable Non-Lead Depositor;

(xix)                 if a Non-Lead Securitization Note becomes the subject of an Asset Review pursuant to a Non-Lead Securitization Servicing Agreement, the Master Servicer, the Special Servicer, the Trustee and the Custodian shall reasonably cooperate with the related Non-Lead Asset Representations Reviewer in connection with such Asset Review by providing such Non-Lead Asset Representations Reviewer with any documents reasonably requested by such Non-Lead Asset Representations Reviewer, but only to the extent (x) such documents are in the possession of the Master Servicer, the Special Servicer, the Trustee or the Custodian, as the case may be, and (y) such Non-Lead Asset Representations Reviewer has not been able to obtain such documents from the related mortgage loan seller;

(xx)                    the rates at which Special Servicing Fees, Liquidation Fees and Workout Fees accrue or are determined shall not exceed 0.25% per annum, 1.00% and 1.00%, respectively, subject to any minimum compensation provided for in the Lead Securitization Servicing Agreement; and

(xxi)                any conflict between the Lead Securitization Servicing Agreement and this Agreement shall be resolved in favor of this Agreement.

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(d)                        Each Non-Lead Securitization Note Holder agrees that it shall cause the related Non-Lead Securitization Servicing Agreement to provide as follows (and to the extent such following provisions are not included in such Non-Lead Securitization Servicing Agreement, they shall be deemed incorporated therein and made a part thereof):

(i)                           such Non-Lead Securitization Note Holder shall be responsible for its pro rata share of any Nonrecoverable Property Advances (and Advance Interest Amounts thereon) and any Additional Trust Fund Expenses, but only to the extent that they relate to servicing and administration of the Notes and the Mortgaged Property, including without limitation, any unpaid Special Servicing Fees, Liquidation Fees and Workout Fees relating to the Notes, and that in the event that the funds received with respect to each respective Note are insufficient to cover such Property Advances or Additional Trust Fund Expenses, (A) the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer or the Special Servicer, pay or reimburse the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Lead Securitization Trust, as applicable, out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Property Advances (together with Advance Interest Amounts thereon) and/or other Additional Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property), and (B) if the Lead Securitization Servicing Agreement permits the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee to reimburse itself from the Lead Securitization Trust’s general account, then the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may do so, and the related Non-Lead Master Servicer will be required to, promptly following notice from the Master Servicer, the Special Servicer or the Trustee, reimburse the Lead Securitization Trust out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement for such Non-Lead Securitization Note Holder’s pro rata share of any such Nonrecoverable Property Advances (together with Advance Interest Amounts thereon) and/or Additional Trust Fund Expenses (including compensation due to the Master Servicer and the Special Servicer to the extent related to the servicing and administration of the Mortgage Loan and the Mortgaged Property);

(ii)                         each of the Indemnified Parties shall be indemnified (as and to the same extent the Lead Securitization Trust is required to indemnify each of such Indemnified Parties in respect of other mortgage loans in the Lead Securitization Trust pursuant to the terms of the Lead Securitization Servicing Agreement and, in the case of the Lead Securitization Trust, to the extent of any Additional Trust Fund Expenses with respect to the Mortgage Loan) by the related Non-Lead Securitization Trust, against any of the Indemnified Items to the extent of its pro rata share of such Indemnified Items and, to the extent amounts on deposit in the related Loan Combination Custodial Account that are allocated to the related Non-Lead Securitization Note are insufficient for reimbursement of such amounts, the related Non-Lead Master Servicer will be required to reimburse each of the applicable Indemnified Parties for the related Non-Lead Securitization Note’s pro

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rata share of the insufficiency out of general funds in the collection account (or equivalent account) established under such Non-Lead Securitization Servicing Agreement;

(iii)                     the related Non-Lead Master Servicer, Non-Lead Trustee or Non-Lead Certificate Administrator will be required to deliver to the Trustee, the Certificate Administrator, the Special Servicer, the Master Servicer and the Operating Advisor (i) promptly following the related Non-Lead Securitization, notice of the deposit of the related Non-Lead Securitization Note into a Securitization Trust (which notice may be (x) in the form of delivery (which may be by email) of a copy of the related Non-Lead Securitization Servicing Agreement, or (y) by email notification together with contact information for the related Non-Lead Trustee, Non-Lead Certificate Administrator, Non-Lead Master Servicer, Non-Lead Special Servicer and party designated to exercise the rights of a “Non-Controlling Note Holder” under this Agreement), accompanied by a copy of such executed Non-Lead Securitization Servicing Agreement, and (ii) notice of any subsequent change in the identity of the related Non-Lead Master Servicer, Non-Lead Trustee or party designated to exercise the rights of a “Non-Controlling Note Holder” under this Agreement (together with the relevant contact information) (which may be in the form of email delivery of a copy of any revised Non-Lead Securitization Servicing Agreement); and

(iv)                      the Master Servicer, the Special Servicer, the Trustee and the Lead Securitization Trust shall be third party beneficiaries of the foregoing provisions.

(e)                           With respect to a Lead Securitization, the Note Holder(s) who assigned the Note that became the Lead Securitization Note(s) to the related Depositor for such Securitization shall give the other Note Holders written notice (which may be by email) in a timely manner (but no later than one (1) Business Day prior to the applicable filing date) of any re-filing (other than a filing made in connection with a formal amendment of the related Lead Securitization Servicing Agreement) by the Depositor of the related Lead Securitization Servicing Agreement subsequent to the related Lead Securitization Date if such filing contains revisions or changes that are material to the other Note Holders.

Section 3.                                  Priority of Payments. Each Note shall be of equal priority, and no portion of either Note shall have priority or preference over any portion of the other Note or security therefor.

All amounts tendered by the Mortgage Loan Borrower or otherwise available for payment on or with respect to or in connection with the Mortgage Loan or the Mortgaged Property or amounts realized as proceeds thereof, whether received in the form of Monthly Payments, the Balloon Payment, Liquidation Proceeds, proceeds under any guaranty, letter of credit or other collateral or instrument securing the Mortgage Loan, Condemnation Proceeds, or Insurance Proceeds (other than proceeds, awards or settlements to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgage Loan Borrower in accordance with the terms of the Mortgage Loan Documents), but excluding (x) all amounts for required reserves or escrows required by the Mortgage Loan Documents (to the extent, in accordance with the terms of the Mortgage Loan Documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of property protection expenses or Property Advances then due and payable or reimbursable to the Trustee or any Servicer under the Lead Securitization Servicing

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Agreement and (y) all amounts that are then due, payable or reimbursable (except for (i) any reimbursements of P&I Advances previously made (and interest thereon) on the Lead Securitization Note(s), and (ii) any Servicing Fees due to the Master Servicer in excess of the Non-Lead Securitization Notes’ pro rata shares of that portion of such Servicing Fees calculated at the “primary servicing fee rate” (or analogous term) applicable to the Mortgage Loan as set forth in the Lead Securitization Servicing Agreement) to any Servicer or the Trustee, with respect to the Mortgage Loan pursuant to the Lead Securitization Servicing Agreement (including without limitation, any Additional Trust Fund Expenses relating to the Mortgage Loan (but subject to second paragraph of Section 5(e) hereof) reimbursable to, or payable to, such parties and any Special Servicing Fees, Liquidation Fees, Workout Fees, Assumption Fees, Modification Fees, Penalty Charges (to the extent provided in the immediately following paragraph) and any other additional compensation payable pursuant to the Lead Securitization Servicing Agreement), shall be applied by the Lead Securitization Note Holder (or its designee) to the Notes on a Pro Rata and Pari Passu Basis.

For clarification purposes, Penalty Charges (as defined in the Lead Securitization Servicing Agreement) paid on each Note shall first, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Lead Securitization Servicing Agreement, second, be used to reduce the respective amounts payable on each Note by the amount necessary to pay the Master Servicer, the Trustee, each Non-Lead Master Servicer or each Non-Lead Trustee for any interest accrued on any P&I Advance made with respect to such Note by such party (if and as specified in the Lead Securitization Servicing Agreement or the related Non-Lead Securitization Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each Note by the amount necessary to pay Additional Trust Fund Expenses (including Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Lead Securitization Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Lead Securitization Note(s), be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to any Non-Lead Securitization Note, be paid, (x) prior to the securitization of such Note, to the related Non-Lead Securitization Note Holder and (y) following the securitization of such Note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Lead Securitization Servicing Agreement.

Section 4.                                  Workout. Notwithstanding anything to the contrary contained herein, but subject to the terms and conditions of the Lead Securitization Servicing Agreement, and the obligation to act in accordance with the Servicing Standard, if the Lead Securitization Note Holder, or any Servicer, in connection with a workout or proposed workout of the Mortgage Loan, modifies the terms thereof such that (i) the principal balance of the Mortgage Loan is decreased, (ii) the Interest Rate is reduced, (iii) payments of interest or principal on any Note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Mortgage Loan, such modification shall not alter, and any modification of the Mortgage Loan Documents shall be structured to preserve, the equal priorities of each Note as described in Section 3.

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Section 5.                                    Administration of the Mortgage Loan.

(a)       Subject to this Agreement (including but not limited to Section 5(d)) and the Lead Securitization Servicing Agreement and subject to the rights and consents, where required, of the Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall have the sole and exclusive authority with respect to the administration of, and exercise of rights and remedies with respect to, the Mortgage Loan, including, without limitation, the sole authority to modify or waive any of the terms of the Mortgage Loan Documents or consent to any action or failure to act by the Mortgage Loan Borrower or any other party to the Mortgage Loan Documents, call or waive any Event of Default, accelerate the Mortgage Loan or institute any foreclosure action or other remedy, and no Non-Lead Securitization Note Holder shall have any voting, consent or other rights whatsoever except as explicitly set forth herein with respect to the Lead Securitization Note Holder’s administration of, or exercise of its rights and remedies with respect to, the Mortgage Loan. Subject to this Agreement and the Lead Securitization Servicing Agreement, each Non-Lead Securitization Note Holder agrees that it shall have no right to, and each Non-Lead Securitization Note Holder hereby presently and irrevocably assigns and conveys to the Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) the rights, if any, that such Note Holder has to, (i) call or cause the Lead Securitization Note Holder to call an Event of Default under the Mortgage Loan, or (ii) exercise any remedies with respect to the Mortgage Loan or the Mortgage Loan Borrower, including, without limitation, filing or causing the Lead Securitization Note Holder to file any bankruptcy petition against the Mortgage Loan Borrower. The Lead Securitization Note Holder (or the Master Servicer, the Special Servicer or the Trustee acting on behalf of the Lead Securitization Note Holder) shall not have any fiduciary duty to any Non-Lead Securitization Note Holder in connection with the administration of the Mortgage Loan (but the foregoing shall not relieve the Lead Securitization Note Holder from the obligation to make any disbursement of funds as set forth herein or its obligation to follow the Servicing Standard (in the case of the Master Servicer or the Special Servicer) or any liability for failure to do so).

Each Note Holder hereby acknowledges the right and obligation of the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder), upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to sell the Notes as notes evidencing one whole loan in accordance with the terms of the Lead Securitization Servicing Agreement. In connection with any such sale, the Special Servicer shall be required to sell the Notes together in such manner as will be reasonably likely to realize a fair price. Subject to the other provisions of this paragraph and the two following paragraphs and the applicable provisions of the Lead Securitization Servicing Agreement, the Special Servicer shall accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any Person that constitutes a fair price for such Defaulted Mortgage Loan. The Special Servicer shall notify the Controlling Note Holder Representative and each Non-Controlling Note Holder Representative of any inquiries or offers received regarding the sale of such Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for the Mortgage Loan shall be determined by the Special Servicer, if the highest offeror is a Person other than an Interested Person, and by the Trustee, if the highest offeror is an Interested Person (provided that the Trustee may not be an offeror) unless (i) the offer is equal to or greater than the applicable Purchase Price,

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(ii) the offer is the highest offer received and (iii) at least two other offers are received from independent third parties; provided, however, that no offer from an Interested Person shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In all cases under this Agreement (except to the extent the Trustee is not required to determine whether any cash offer constitutes a fair price for the Mortgage Loan pursuant to the immediately preceding sentence), in determining whether any offer received from an Interested Person represents a fair price for the Mortgage Loan, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Lead Securitization Servicing Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal. The appraiser conducting any such new Appraisal shall be an Appraiser selected by (i) the Special Servicer if no Interested Person is making an offer with respect to the Mortgage Loan and (ii) the Trustee if an Interested Person is so making an offer. The cost of any such Appraisal shall be covered by, and shall be reimbursable as, a Property Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for the Mortgage Loan, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to the Lead Securitization Servicing Agreement within the prior 9 months), and in determining whether any offer from an Interested Person constitutes a fair price for the Mortgage Loan, any Appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The Purchase Price for the Mortgage Loan shall in all cases be deemed a fair price; provided, however, that with respect to Interested Parties, the requirements of the first sentence of this paragraph must be satisfied. Notwithstanding anything contained in this paragraph to the contrary, if the Trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the Trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the Mortgage Loan that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for the Mortgage Loan. If the Trustee designates such a third party to make such determination, the Trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person; provided that the Trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee.

Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Special Servicer acting on behalf of the Lead Securitization Note Holder) shall not be permitted to sell the Mortgage Loan if it becomes a Defaulted Mortgage Loan without the written consent of each Non-Controlling Note Holder (provided that such consent is not required from a Non-Controlling Note Holder if it is the Mortgage Loan Borrower or an Affiliate of the Mortgage Loan Borrower) unless the Special Servicer has delivered to such Non-Controlling Note Holder: (a) at least 15 Business Days’ prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the Servicing File reasonably requested by such Non-

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Controlling Note Holder that are material to the price of the Mortgage Loan and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Lead Securitization Subordinate Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by any Servicer in connection with the proposed sale; provided, that such Non-Controlling Note Holder may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Lead Securitization Servicing Agreement, each of the Controlling Note Holder, the Controlling Note Holder Representative, the Non-Controlling Note Holders and the Non-Controlling Note Holder Representatives shall be permitted to submit an offer at any sale of the Mortgage Loan unless such Person is the Mortgage Loan Borrower or an agent or Affiliate of the Mortgage Loan Borrower.

Each Non-Lead Securitization Note Holder hereby appoints the Lead Securitization Note Holder as its agent, and grants to the Lead Securitization Note Holder an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of soliciting and accepting offers for and consummating the sale of the related Non-Lead Securitization Note. Each Non-Lead Securitization Note Holder further agrees that, upon the request of the Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall execute and deliver to or at the direction of the Lead Securitization Note Holder such powers of attorney or other instruments as the Lead Securitization Note Holder may reasonably request to better assure and evidence the foregoing appointment and grant, in each case promptly following request, and shall deliver its original Non-Lead Securitization Note, endorsed in blank, to or at the direction of the Lead Securitization Note Holder in connection with the consummation of any such sale.

The authority of the Lead Securitization Note Holder to sell any Non-Lead Securitization Note, and the obligations of each Non-Lead Securitization Note Holder to execute and deliver instruments or deliver the related Non-Lead Securitization Note upon request of the Lead Securitization Note Holder, shall terminate and cease to be of any further force or effect upon the date, if any, upon which the Lead Securitization Note(s) are repurchased by the Person(s) that sold such Lead Securitization Note(s) into the Lead Securitization from the Lead Securitization Trust in connection with a material breach of representation or warranty made by such Person(s) with respect to the Lead Securitization Note(s) or material document defect with respect to the documents delivered by such Person(s) with respect to the Lead Securitization Note(s) upon the consummation of the Lead Securitization. The preceding sentence shall not be construed to grant to any Non-Lead Securitization Note Holder the benefit of any representation or warranty made by the Person(s) that sold such Lead Securitization Note(s) into the Lead Securitization or any document delivery obligation imposed on such Person(s) under any mortgage loan purchase and sale agreement, instrument of transfer or other document or instrument that may be executed or delivered by such Person(s) in connection with the Lead Securitization.

(b)       The administration of the Mortgage Loan shall be governed by this Agreement and the Lead Securitization Servicing Agreement. The servicing of the Mortgage Loan shall be carried out by the Master Servicer and, if the Mortgage Loan is a Specially Serviced Mortgage Loan (or to the extent otherwise provided in the Lead Securitization Servicing Agreement), by the Special Servicer, in each case pursuant to the Lead Securitization Servicing Agreement. Notwithstanding anything to the contrary contained herein, in accordance with the Lead Securitization Servicing Agreement, the Lead Securitization Note Holder shall cause the

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Master Servicer and the Special Servicer to service and administer the Mortgage Loan in accordance with the Servicing Standard, taking into account the interests of all Note Holders as a collective whole. The Note Holders agree to be bound by the terms of the Lead Securitization Servicing Agreement. All rights and obligations of the Lead Securitization Note Holder described hereunder may be exercised by the Master Servicer, the Special Servicer, the Certificate Administrator and/or the Trustee on behalf of the Lead Securitization Note Holder. The Lead Securitization Servicing Agreement shall not be amended in any manner that may materially and adversely affect a Non-Lead Securitization Note Holder without such Non-Lead Securitization Note Holder’s prior written consent. Each Non-Lead Securitization Note Holder (unless it is the same Person as or an Affiliate of the Mortgage Loan Borrower) shall be a third-party beneficiary to the Lead Securitization Servicing Agreement with respect to its rights as specifically provided for therein.

(c)       The Controlling Note Holder (or its Controlling Note Holder Representative) shall have, with respect to the Mortgage Loan, all of the same rights and powers of the Controlling Class Representative under the Lead Securitization Servicing Agreement with respect to the other mortgage loans included in the Lead Securitization, without limitation, the right to consent and/or consult regarding Major Decisions and other servicing matters, the right to advise (1) the Special Servicer with respect to all Specially Serviced Loans and (2) the Special Servicer with respect to non-Specially Serviced Loans as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and the right to direct the Special Servicer to take, or to refrain from taking, such other actions with respect to the Mortgage Loan as the Controlling Class Representative may deem advisable or as to which provision is otherwise made therein, in each case subject to the terms, conditions and limitations of the Lead Securitization Servicing Agreement.

(d)       Notwithstanding the foregoing, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be required (i) to provide copies of any notice, information and report that it is required to provide to the Lead Securitization Subordinate Class Representative pursuant to the Lead Securitization Servicing Agreement with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, to each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), within the same time frame it is required to provide such notice, information or report to the Lead Securitization Subordinate Class Representative (for this purpose, without regard to whether such items are actually required to be provided to the Lead Securitization Subordinate Class Representative under the Lead Securitization Servicing Agreement due to the occurrence of a Control Termination Event or a Consultation Termination Event) and (ii) to consult with each Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) on a strictly non-binding basis, to the extent having received such notices, information and reports, such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) requests consultation with respect to any such Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Mortgage Loan, and consider alternative actions recommended by such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative); provided that after the expiration of a period of ten (10) Business Days from the delivery to a Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) by the Lead Securitization Note Holder of written notice of a proposed action, together with copies of the notice, information and report that would be

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required to be provided to the Lead Securitization Subordinate Class Representative as set forth above, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall no longer be obligated to consult with such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative), whether or not such Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative) has responded within such ten (10) Business Day period (unless, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) Business Day period shall be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the non-binding consultation rights of the Non-Controlling Note Holders (or their respective Non-Controlling Note Holder Representatives) set forth in the immediately preceding sentence, the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) may make any Major Decision or take any action set forth in the Asset Status Report before the expiration of the aforementioned ten (10) Business Day period if the Lead Securitization Note Holder (or Master Servicer or Special Servicer, as applicable) determines that immediate action with respect thereto is necessary to protect the interests of the Note Holders. In no event shall the Lead Securitization Note Holder (or Master Servicer or Special Servicer, acting on its behalf) be obligated at any time to follow or take any alternative actions recommended by a Non-Controlling Note Holder (or its Non-Controlling Note Holder Representative).

In addition to the non-binding consultation rights provided in the immediately preceding paragraph, each Non-Controlling Note Holder shall have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Servicer) with the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf), upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Mortgage Loan are discussed.

(e)       If any Note is included as an asset of a real estate mortgage investment conduit (a “REMIC”), within the meaning of Section 860D(a) of the Code, then, any provision of this Agreement to the contrary notwithstanding: (i) the Mortgage Loan shall be administered such that the Notes shall qualify at all times as (or as interests in) a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, (ii) any real property (and related personal property) acquired by or on behalf of the Note Holders pursuant to a foreclosure, exercise of a power of sale or delivery of a deed in lieu of foreclosure of the Mortgage or lien on such property following a default on the Mortgage Loan shall be administered so that the interest of the pro rata share of each Note Holder therein shall at all times qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code and (iii) no Servicer may modify, waive or amend any provision of the Mortgage Loan, consent to or withhold consent from any action of the Mortgage Loan Borrower, or exercise or refrain from exercising any powers or rights which the Note Holders may have under the Mortgage Loan Documents, if any such action would constitute a “significant modification” of the Mortgage Loan, within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury, more than three (3) months after the startup day of the REMIC which includes the Notes (or any portion thereof). Each Note Holder agrees that the provisions of this paragraph shall be effected by compliance with any REMIC provisions in the Lead Securitization Servicing Agreement relating to the administration of the Mortgage Loan.

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Anything herein or in the Lead Securitization Servicing Agreement to the contrary notwithstanding, in the event that one of the Notes is included in a REMIC and one or more Notes are not, such Note Holder whose Notes are not included in a REMIC shall not be required to reimburse such Note Holder whose Note is included in a REMIC or any other Person for payment of (i) any taxes imposed on such REMIC, (ii) any costs or expenses relating to the administration of such REMIC or to any determination respecting the amount, payment or avoidance of any tax under such REMIC or (iii) any advances for any of the foregoing or any interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, costs or expenses or advances, nor shall any disbursement or payment otherwise distributable to any other Note Holder be reduced to offset or make-up any such payment or deficit.

Section 6.                                   Appointment of Controlling Note Holder Representative and Non-Controlling Note Holder Representatives.

(a)       The Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (the “Controlling Note Holder Representative”). The Controlling Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Controlling Note Holder Representative. When exercising its various rights under Section 5 and elsewhere in this Agreement, the Controlling Note Holder may, at its option, in each case, act through the Controlling Note Holder Representative. The Controlling Note Holder Representative may be any Person (other than the Mortgage Loan Borrower, its principal or any Affiliate of the Mortgage Loan Borrower), including, without limitation, the Controlling Note Holder, any officer or employee of the Controlling Note Holder, any affiliate of the Controlling Note Holder or any other unrelated third party. No such Controlling Note Holder Representative shall owe any fiduciary duty or other duty to any other Person (other than the Controlling Note Holder). All actions that are permitted to be taken by the Controlling Note Holder under this Agreement may be taken by the Controlling Note Holder Representative acting on behalf of the Controlling Note Holder. Any Servicer acting on behalf of the Lead Securitization Note Holder shall not be required to recognize any Person as a Controlling Note Holder Representative until the Controlling Note Holder has notified the Servicer or Trustee of such appointment and, if the Controlling Note Holder Representative is not the same Person as the Controlling Note Holder, the Controlling Note Holder Representative provides any Servicer or Trustee with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers). The Controlling Note Holder shall promptly deliver such information to any Servicer. None of the Servicers, Operating Advisor and Trustee shall be required to recognize any person as a Controlling Note Holder Representative until they receive such information from the Controlling Note Holder. The Controlling Note Holder agrees to inform each such Servicer or Trustee of the then-current Controlling Note Holder Representative.

(b)       Neither the Controlling Note Holder Representative nor the Controlling Note Holder will have any liability to any other Note Holder or any other Person for any action taken, or for refraining from the taking of any action or the giving of any consent or the failure to give any consent pursuant to this Agreement or the Lead Securitization Servicing Agreement, or errors in judgment, absent any loss, liability or expense incurred by reason of its willful

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misfeasance, bad faith or gross negligence. The Note Holders agree that the Controlling Note Holder Representative and the Controlling Note Holder (whether acting in place of the Controlling Note Holder Representative when no Controlling Note Holder Representative shall have been appointed hereunder or otherwise exercising any right, power or privilege granted to the Controlling Note Holder hereunder) may take or refrain from taking actions, or give or refrain from giving consents, that favor the interests of one Note Holder over any other Note Holder, and that the Controlling Note Holder Representative may have special relationships and interests that conflict with the interests of a Note Holder and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Note Holder Representative or the Controlling Note Holder, as the case may be, agree to take no action against the Controlling Note Holder Representative, the Controlling Note Holder or any of their respective officers, directors, employees, principals or agents as a result of such special relationships or interests, and that neither the Controlling Note Holder Representative nor the Controlling Note Holder will be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any exercise of its rights by reason of its having acted or refrained from acting, or having given any consent or having failed to give any consent, solely in the interests of any Note Holder.

(c)       Each Non-Controlling Note Holder shall have the right at any time to appoint a representative in connection with the exercise of its rights and obligations with respect to the Mortgage Loan (with respect to such Note Holder, the “Non-Controlling Note Holder Representative”). All of the provisions relating to the Controlling Note Holder and the Controlling Note Holder Representative set forth in Section 6(a) (except those contained in the last sentence thereof) and Section 6(b) shall apply to each Non-Controlling Note Holder and each Non-Controlling Note Holder Representative mutatis mutandis. The Non-Controlling Note Holder Representatives, unless and until the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been or shall be notified otherwise, shall be the Note Holders of such Non-Controlling Notes, provided that at any time a Non-Controlling Note is included in a Securitization, references to a “Non-Controlling Note Holder” herein shall mean, with respect to such Note, the Non-Lead Securitization Subordinate Class Representative or any other party assigned the rights to exercise the rights of a “Non-Controlling Note Holder” hereunder, as and to the extent provided in the related Non-Lead Securitization Servicing Agreement and as to the identity of which the Lead Securitization Note Holder (and the Master Servicer and the Special Servicer) has been given written notice.

Section 7.                                 Appointment of Special Servicer. The Controlling Note Holder (or its Controlling Note Holder Representative) shall have the right at any time and from time to time, with or without cause, subject to the terms and conditions of the Lead Securitization Servicing Agreement, to replace the Special Servicer then acting with respect to the Mortgage Loan and appoint a replacement Special Servicer in lieu thereof. Any designation by the Controlling Note Holder (or its Controlling Note Holder Representative) of a Person to serve as Special Servicer shall be made by delivering to each other Note Holder, the Master Servicer, the then existing Special Servicer and other parties to the Lead Securitization Servicing Agreement a written notice stating such designation and satisfying the other conditions to such replacement as set forth in the Lead Securitization Servicing Agreement (including, without limitation, a Rating Agency Confirmation, if required by the terms of the Lead Securitization Servicing Agreement), if any; provided, that in the event the replacement Special Servicer does not have the Required Special

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Servicer Rating from any Rating Agency rating a Non-Lead Securitization, a Rating Agency Confirmation will be required to be obtained with respect to such Rating Agency and delivered to the related Non-Lead Securitization Note Holder. The Controlling Note Holder shall be solely responsible for any expenses incurred in connection with any such replacement without cause. The Controlling Note Holder shall notify the other parties hereto of its termination of the then currently serving Special Servicer and its appointment of a replacement Special Servicer in accordance with this Section 7. If the Controlling Note Holder has not appointed a Special Servicer with respect to the Mortgage Loan as of the consummation of the securitization under the Lead Securitization Servicing Agreement, then the initial Special Servicer designated in the Lead Securitization Servicing Agreement shall serve as the initial Special Servicer but this shall not limit the right of the Controlling Note Holder (or its Controlling Note Holder Representative) to designate a replacement Special Servicer for the Mortgage Loan as aforesaid. If a Servicer Termination Event on the part of the Special Servicer has occurred that affects a Non-Controlling Note Holder, such Non-Controlling Note Holder shall have the right to direct the Trustee (or at any time that the Mortgage Loan is no longer included in a Securitization Trust, the Controlling Note Holder) to terminate the Special Servicer under the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced) solely with respect to the Mortgage Loan pursuant to and in accordance with the terms of the Lead Securitization Servicing Agreement (or at any time that the Mortgage Loan is no longer subject to the provisions of the Lead Securitization Servicing Agreement, the successor servicing agreement pursuant to which the Mortgage Loan is being serviced). The Controlling Note Holder and the Non-Controlling Note Holders acknowledge and agree that any successor special servicer appointed to replace the Special Servicer with respect to the Mortgage Loan that was terminated for cause at a Non-Controlling Note Holder’s direction cannot at any time be the person (or an Affiliate thereof) that was so terminated without the prior written consent of such Non-Controlling Note Holder. Each Non-Controlling Note Holder shall be solely responsible for reimbursing the Trustee’s or the Controlling Note Holder’s, as applicable, costs and expenses, if not paid within a reasonable time by the terminated special servicer and, in the case of the Trustee, that would otherwise be reimbursed to the Trustee from amounts on deposit in the Collection Account.

Section 8.                                    Payment Procedure.

(a)       The Lead Securitization Note Holder, in accordance with the priorities set forth in Section 3 and subject to the terms of the Lead Securitization Servicing Agreement, shall deposit or cause to be deposited all payments allocable to the Notes to the Loan Combination Custodial Account pursuant to and in accordance with the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder (or the Master Servicer acting on its behalf) shall deposit such amounts to the applicable account within two (2) Business Days after receipt of properly identified funds by the Lead Securitization Note Holder (or the Master Servicer acting on its behalf) from or on behalf of the Mortgage Loan Borrower; provided, however, that in the event the Master Servicer is in receipt of properly identified funds that are not available to the Master Servicer, the Master Servicer may instead deposit such amounts into the related Loan Combination Custodial Account on the same Business Day that such properly identified funds become available to the Master Servicer.

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(b)       If the Lead Securitization Note Holder determines, or a court of competent jurisdiction orders, at any time that any amount received or collected in respect of any Note must, pursuant to any insolvency, bankruptcy, fraudulent conveyance, preference or similar law, be returned to the Mortgage Loan Borrower or paid to the Lead Securitization Note Holder, any Non-Lead Securitization Note Holder or any Servicer or paid to any other Person, then, notwithstanding any other provision of this Agreement, the Lead Securitization Note Holder shall not be required to distribute any portion thereof to the Non-Lead Securitization Note Holders and each Non-Lead Securitization Note Holder shall promptly on demand by the Lead Securitization Note Holder repay to the Lead Securitization Note Holder any portion thereof that the Lead Securitization Note Holder shall have theretofore distributed to such Non-Lead Securitization Note Holder, together with interest thereon at such rate, if any, as the Lead Securitization Note Holder shall have been required to pay to any Mortgage Loan Borrower, Master Servicer, Special Servicer or such other Person with respect thereto.

(c)       If, for any reason, the Lead Securitization Note Holder makes any payment to a Non-Lead Securitization Note Holder before the Lead Securitization Note Holder has received the corresponding payment (it being understood that the Lead Securitization Note Holder is under no obligation to do so), and the Lead Securitization Note Holder does not receive the corresponding payment within five (5) Business Days of its payment to such Non-Lead Securitization Note Holder, such Non-Lead Securitization Note Holder shall, at the Lead Securitization Note Holder’s request, promptly return that payment to the Lead Securitization Note Holder.

(d)       Each Note Holder agrees that if at any time it shall receive from any sources whatsoever any payment on account of the Mortgage Loan in excess of its distributable share thereof, it shall promptly remit such excess to the applicable Note Holder, subject to this Agreement and the Lead Securitization Servicing Agreement. The Lead Securitization Note Holder shall have the right to offset any amounts due hereunder from each Non-Lead Securitization Note Holder with respect to the Mortgage Loan against any future payments due to such Non-Lead Securitization Note Holder under the Mortgage Loan. Such Non-Lead Securitization Note Holder’s obligations under this Section 8 constitute absolute, unconditional and continuing obligations.

Section 9.                                   Limitation on Liability of the Note Holders. Each Note Holder shall have no liability to any other Note Holder with respect to its Note except with respect to losses actually suffered due to the gross negligence, willful misconduct or breach of this Agreement on the part of such Note Holder.

The Note Holders acknowledge that, subject to the obligation of the Lead Securitization Note Holder (including any Servicer and the Trustee) to comply with, and except as otherwise required by, the Servicing Standard, the Lead Securitization Note Holder (including any Servicer and the Trustee) may exercise, or omit to exercise, any rights that the Lead Securitization Note Holder may have under the Lead Securitization Servicing Agreement in a manner that may be adverse to the interests of any Non-Lead Securitization Note Holder and that the Lead Securitization Note Holder (including any Servicer and the Trustee) shall have no liability whatsoever to any Non-Lead Securitization Note Holder in connection with the Lead Securitization Note Holder’s exercise of rights or any omission by the Lead Securitization Note

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Holder to exercise such rights other than as described above; provided, however, that the Servicer must act in accordance with the Servicing Standard.

Section 10.                            Bankruptcy. Subject to Sections 2(a) and 5(d), each Note Holder hereby covenants and agrees that only the Servicer has the right to institute, file, commence, acquiesce, petition under Bankruptcy Code Section 303 or otherwise or join any Person in any such petition or otherwise invoke or cause any other Person to invoke an Insolvency Proceeding with respect to or against the Mortgage Loan Borrower or seek to appoint a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official with respect to the Mortgage Loan Borrower or all or any part of its property or assets or ordering the winding-up or liquidation of the affairs of the Mortgage Loan Borrower. Each Note Holder further agrees that only the Servicer, and not any Non-Lead Securitization Note Holder or any of their representatives, can make any election, give any consent, commence any action or file any motion, claim, obligation, notice or application or take any other action in any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding. The Note Holders hereby appoint the Servicer as their agent, and grant to the Servicer an irrevocable power of attorney coupled with an interest, and their proxy, for the purpose of exercising any and all rights and taking any and all actions available to any Non-Lead Securitization Note Holder in connection with any case by or against the Mortgage Loan Borrower under the Bankruptcy Code or in any other Insolvency Proceeding, including, without limitation, the right to file and/or prosecute any claim, vote to accept or reject a plan, to make any election under Section 1111(b) of the Bankruptcy Code with respect to the Mortgage Loan, and to file a motion to modify, lift or terminate the automatic stay with respect to the Mortgage Loan. The Note Holders hereby agree that, upon the request of the Servicer, each Non-Lead Securitization Note Holder shall execute, acknowledge and deliver to the Servicer all and every such further deeds, conveyances and instruments as the Servicer may reasonably request for the better assuring and evidencing of the foregoing appointment and grant. All actions taken by the Servicer in connection with any Insolvency Proceeding are subject to and must be in accordance with the Servicing Standard.

Section 11.                            Representations of the Note Holders. Each Note Holder represents and warrants that the execution, delivery and performance of this Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and does not contravene such Note Holder’s charter or any law or contractual restriction binding upon such Note Holder, and that this Agreement is the legal, valid and binding obligation of such Note Holder enforceable against such Note Holder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law. Each Note Holder represents and warrants that it is duly organized, validly existing, in good standing and in possession of all licenses and authorizations necessary to carry on its business. Each Note Holder represents and warrants that (a) this Agreement has been duly executed and delivered by such Note Holder, (b) to such Note Holder’s actual knowledge, all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by such Note Holder have been obtained or made and (c) to such Note Holder’s actual knowledge, there is no pending action, suit or proceeding, arbitration or governmental investigation against such Note

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Holder, an adverse outcome of which would materially and adversely affect its performance under this Agreement.

Section 12.                            Independent Analysis of Each Note Holder. Each Note Holder acknowledges that, except for the representations made in Section 11, it has, independently and without reliance upon any other Note Holders and based on such documents and information as such Note Holder has deemed appropriate, made its own credit analysis and decision to purchase its respective Note. Each Note Holder hereby acknowledges that the other Note Holders shall have no responsibility for (i) the collectability of the Mortgage Loan, (ii) the validity, enforceability or legal effect of any of the Mortgage Loan Documents or the title insurance policy or policies or any survey furnished or to be furnished in connection with the origination of the Mortgage Loan, (iii) the validity, sufficiency or effectiveness of the lien created or to be created by the Mortgage Loan Documents, or (iv) the financial condition of the Mortgage Loan Borrower. Each Note Holder assumes all risk of loss in connection with its respective Note for reasons other than gross negligence, willful misconduct or breach of this Agreement by any other Note Holder or gross negligence, willful misconduct or bad faith by any Servicer.

Section 13.                             No Creation of a Partnership or Exclusive Purchase Right. Nothing contained in this Agreement, and no action taken pursuant hereto shall be deemed to constitute the relationship created hereby between the Note Holders as a partnership, association, joint venture or other entity. No Note Holder shall have any obligation whatsoever to offer to any other Note Holder the opportunity to purchase a participation interest in any future loans originated by such Note Holder or its Affiliates and if any Note Holder chooses to offer to any other Note Holder the opportunity to purchase a participation interest in any future mortgage loans originated by such Note Holder or its Affiliates, such offer shall be at such purchase price and interest rate as such Note Holder chooses, in its sole and absolute discretion. No Note Holder shall have any obligation whatsoever to purchase from any other Note Holder a participation interest in any future loans originated by such Note Holder or its Affiliates.

Section 14.                            Other Business Activities of the Note Holders. Each Note Holder acknowledges that each other Note Holder or its Affiliates may make loans or otherwise extend credit to, and generally engage in any kind of business with, the Mortgage Loan Borrower or any Affiliate thereof, any entity that is a holder of debt secured by direct or indirect ownership interests in the Mortgage Loan Borrower or any entity that is a holder of a preferred equity interest in the Mortgage Loan Borrower (each, a “Mortgage Loan Borrower Related Party”), and receive payments on such other loans or extensions of credit to Mortgage Loan Borrower Related Parties and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement and the transactions contemplated hereby were not in effect.

Section 15.                             Sale of the Notes.

(a)                                 Each Note Holder agrees that it will not sell, assign, transfer, pledge, syndicate, hypothecate, contribute, encumber or otherwise dispose of all or any portion of its respective Note (a “Transfer”) except to a Qualified Institutional Lender. Promptly after the Transfer, the non-transferring Note Holder shall be provided with (x) a representation from a transferee or the applicable Note Holder certifying that such transferee is a Qualified Institutional Lender (except in the case of a Transfer in accordance with the immediately following sentence)

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and (y) a copy of the assignment and assumption agreement referred to in Section 16 (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement). If a Note Holder intends to Transfer its respective Note, or any portion thereof, to an entity that is not a Qualified Institutional Lender, it must first obtain the consent of each non-transferring Note Holder and, if any such non-transferring Note Holder’s Note is held in a Securitization Trust, a confirmation in writing from each Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization. Notwithstanding the foregoing, without each non-transferring Note Holder’s prior consent (which will not be unreasonably withheld), and, if any non-transferring Note Holder’s Note is held in a Securitization Trust, without a confirmation in writing from each related Rating Agency that such Transfer will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, no Note Holder shall Transfer all or any portion of its Note (or a participation interest in such Note) to the Mortgage Loan Borrower or a Mortgage Loan Borrower Related Party and any such Transfer shall be absolutely null and void and shall vest no rights in the purported transferee. The transferring Note Holder agrees that it shall pay the expenses of any non-transferring Note Holder (including all expenses of the Master Servicer, the Special Servicer and the Trustee) and all expenses relating to the confirmation from the Rating Agencies in connection with any such Transfer. Notwithstanding the foregoing, each Note Holder shall have the right, without the need to obtain the consent of any other Note Holder, the Rating Agencies or any other Person, to Transfer 49% or less (in the aggregate) of its beneficial interest in a Note. None of the provisions of this Section 15(a) shall apply in the case of (1) a sale of all the Notes in accordance with the terms and conditions of the Lead Securitization Servicing Agreement or (2) a transfer by the Special Servicer, in accordance with the terms and conditions of the Lead Securitization Servicing Agreement, of the Mortgage Loan or the Mortgaged Property, upon the Mortgage Loan becoming a Defaulted Mortgage Loan, to a single member limited liability or limited partnership, 100% of the equity interest in which is owned directly or indirectly, through one or more single member limited liability companies or limited partnerships, by the Lead Securitization Trust.

For the purposes of this Agreement, if any Rating Agency shall, in writing, waive, decline or refuse to review or otherwise engage any request for a confirmation hereunder from such Rating Agency that a proposed action will not result in a qualification, downgrade or withdrawal of its then current rating of the securities issued pursuant to the related Securitization, such waiver, declination, or refusal shall be deemed to eliminate, for such request only, the condition that such confirmation by such Rating Agency (only) be obtained for purposes of this Agreement. For purposes of clarity, any such waiver, declination or refusal to review or otherwise engage in any request for such confirmation hereunder shall not be deemed a waiver, declination or refusal to review or otherwise engage in any subsequent request for such Rating Agency confirmation hereunder and the condition for such Rating Agency confirmation pursuant to this Agreement for any subsequent request shall apply regardless of any previous waiver, declination or refusal to review or otherwise engage in such prior request.

(b)                                In the case of any Transfer of a participation interest in any of the Notes, (i) the respective Note Holders’ obligations under this Agreement shall remain unchanged, (ii) such Note Holders shall remain solely responsible for the performance of such obligations, and (iii) the Lead Securitization Note Holder and any Persons acting on its behalf shall continue to deal solely

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and directly with such Note Holder in connection with such Note Holder’s rights and obligations under this Agreement and the Lead Securitization Servicing Agreement, and all amounts payable hereunder shall be determined as if such Note Holder had not sold such participation interest.

(c)                                 Notwithstanding any other provision hereof, any Note Holder may pledge (a “Pledge”) its Note to any entity (other than the Mortgage Loan Borrower or any Affiliate thereof) which has extended a credit facility to such Note Holder and that is either a Qualified Institutional Lender or a financial institution whose long-term unsecured debt is rated at least “A” (or the equivalent) or better by each Rating Agency (a “Note Pledgee”), on terms and conditions set forth in this Section 15(c), it being further agreed that a financing provided by a Note Pledgee to a Note Holder or any person which Controls such Note that is secured by its Note and is structured as a repurchase arrangement, shall qualify as a “Pledge” hereunder, provided that a Note Pledgee which is not a Qualified Institutional Lender may not take title to the pledged Note without a Rating Agency Confirmation. Upon written notice by the applicable Note Holder to each other Note Holder and any Servicer that a Pledge has been effected (including the name and address of the applicable Note Pledgee), each other Note Holder agrees to acknowledge receipt of such notice and thereafter agrees: (i) to give such Note Pledgee written notice of any default by the pledging Note Holder in respect of its obligations under this Agreement of which default such Note Holder has actual knowledge; (ii) to allow such Note Pledgee a period of ten (10) days to cure a default by the pledging Note Holder in respect of its obligations to each other Note Holder hereunder, but such Note Pledgee shall not be obligated to cure any such default; (iii) that no amendment, modification, waiver or termination of this Agreement shall be effective against such Note Pledgee without the written consent of such Note Pledgee, which consent shall not be unreasonably withheld, conditioned or delayed; (iv) that such other Note Holder shall give to such Note Pledgee copies of any notice of default under this Agreement simultaneously with the giving of same to the pledging Note Holder; (v) that such other Note Holder shall deliver to Note Pledgee such estoppel certificate(s) as Note Pledgee shall reasonably request, provided that any such certificate(s) shall be in a form reasonably satisfactory to such other Note Holder; and (vi) that, upon written notice (a “Redirection Notice”) to each other Note Holder and any Servicer by such Note Pledgee that the pledging Note Holder is in default, beyond any applicable cure periods, under the pledging Note Holder’s obligations to such Note Pledgee pursuant to the applicable credit agreement between the pledging Note Holder and such Note Pledgee (which notice need not be joined in or confirmed by the pledging Note Holder), and until such Redirection Notice is withdrawn or rescinded by such Note Pledgee, Note Pledgee shall be entitled to receive any payments that any Note Holder or Servicer would otherwise be obligated to pay to the pledging Note Holder from time to time pursuant to this Agreement or the Lead Securitization Servicing Agreement. Any pledging Note Holder hereby unconditionally and absolutely releases each other Note Holder and any Servicer from any liability to the pledging Note Holder on account of such other Note Holder’s or Servicer’s compliance with any Redirection Notice believed by any Servicer or such other Note Holder to have been delivered by a Note Pledgee. Note Pledgee shall be permitted to exercise fully its rights and remedies against the pledging Note Holder to such Note Pledgee (and accept an assignment in lieu of foreclosure as to such collateral), in accordance with applicable law and this Agreement. In such event, the Note Holders and any Servicer shall recognize such Note Pledgee (and any transferee other than the Mortgage Loan Borrower or any Affiliate thereof which is also a Qualified Institutional Lender at any foreclosure or similar sale held by such Note Pledgee or any transfer in lieu of foreclosure), and its successor and assigns, as the successor to the pledging Note Holder’s rights, remedies and obligations under this Agreement,

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and any such Note Pledgee or Qualified Institutional Lender shall assume in writing the obligations of the pledging Note Holder hereunder accruing from and after such Transfer (i.e., realization upon the collateral by such Note Pledgee) and agrees to be bound by the terms and provisions of this Agreement. The rights of a Note Pledgee under this Section 15(c) shall remain effective as to any Note Holder (and any Servicer) unless and until such Note Pledgee shall have notified any such Note Holder (and any Servicer, as applicable) in writing that its interest in the pledged Note has terminated.

(d)                          Notwithstanding any provisions herein to the contrary, if a conduit (“Conduit”) which is not a Qualified Institutional Lender provides financing to a Note Holder then such Note Holder shall have the right to grant a security interest in its Note to such Conduit notwithstanding that such Conduit is not a Qualified Institutional Lender, if the following conditions are satisfied:

(i)                             The loan (the “Conduit Inventory Loan”) made by the Conduit to such Note Holder to finance the acquisition and holding of its Note requires a third party (the “Conduit Credit Enhancer”) to provide credit enhancement;

(ii)                         The Conduit Credit Enhancer is a Qualified Institutional Lender;

(iii)                      Such Note Holder pledges its interest in its Note to the Conduit as collateral for the Conduit Inventory Loan;

(iv)                       The Conduit Credit Enhancer and the Conduit agree that, if such Note Holder defaults under the Conduit Inventory Loan, or if the Conduit is unable to refinance its outstanding commercial paper even if there is no default by such Note Holder, the Conduit Credit Enhancer will purchase the Conduit Inventory Loan from the Conduit, and the Conduit will assign the pledge of such Note Holder’s Note to the Conduit Credit Enhancer; and

(v)                         Unless the Conduit is in fact then a Qualified Institutional Lender, the Conduit will not without obtaining a Rating Agency Confirmation from each Rating Agency have any greater right to acquire the interests in the Note pledged by such Note Holder, by foreclosure or otherwise, than would any other purchaser that is not a Qualified Institutional Lender at a foreclosure sale conducted by a Note Pledgee.

Section 16.                             Registration of the Notes and Each Note Holder. The Agent shall keep or cause to be kept at the Agent Office books (the “Note Register”) for the registration and transfer of the Notes. The Agent shall serve as the initial note registrar and the Agent hereby accepts such appointment. The names and addresses of the holders of the Notes and the names and addresses of any transferee of any Note of which the Agent has received notice, in the form of a copy of the assignment and assumption agreement referred to in this Section 16, shall be registered in the Note Register. The Person in whose name a Note is so registered shall be deemed and treated as the sole owner and holder thereof for all purposes of this Agreement. Upon request of a Note Holder, the Agent shall provide such party with the names and addresses of each other Note Holder. To the extent the Trustee or another party is appointed as Agent hereunder, each

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Note Holder hereby designates such person as its agent under this Section 16 solely for purposes of maintaining the Note Register.

In connection with any Transfer of a Note (but excluding any Pledgee unless and until it realizes on its Pledge), a transferee shall execute an assignment and assumption agreement (unless the transferee is a Securitization Trust and the related pooling and servicing agreement requires the parties thereto to comply with this Agreement), whereby such transferee assumes all of the obligations of the applicable Note Holder hereunder with respect to such Note thereafter accruing and agrees to be bound by the terms of this Agreement, including the applicable restriction on Transfers set forth in Section 15, from and after the date of such assignment. No transfer of a Note may be made unless it is registered on the Note Register, and the Agent shall not recognize any attempted or purported transfer of any Note in violation of the provisions of Section 15 and this Section 16. Any such purported transfer shall be absolutely null and void and shall vest no rights in the purported transferee. Each Note Holder desiring to effect such transfer shall, and does hereby agree to, indemnify the Agent and each other Note Holder against any liability that may result if the transfer is not made in accordance with the provisions of this Agreement.

Section 17.                       Governing Law; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 18.                       Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)       SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR

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PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)       AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH A PARTY HEREIN SHALL HAVE BEEN NOTIFIED; AND

(d)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

Section 19.                     Modifications. This Agreement shall not be modified, cancelled or terminated except by an instrument in writing signed by each Note Holder. Additionally, for as long as any Note is contained in a Securitization Trust, the Note Holders shall not amend or modify this Agreement without first receiving a written confirmation from each Rating Agency that such amendment or modification will not result in a qualification, withdrawal or downgrade of its then current ratings of the securities issued in connection with a Securitization; provided that no such confirmation from the Rating Agencies shall be required in connection with a modification (i) to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein or with the Lead Securitization Servicing Agreement, or (ii) to make other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement.

Section 20.                      Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Except as provided herein, including without limitation, with respect to the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Non-Lead Master Servicers, the Non-Lead Special Servicers and the Non-Lead Trustees, none of the provisions of this Agreement shall be for the benefit of or enforceable by any Person not a party hereto. Subject to Section 15 and Section 16, each Note Holder may assign or delegate its rights or obligations under this Agreement. Upon any such assignment, the assignee shall be entitled to all rights and benefits of the applicable Note Holder hereunder.

Section 21.                      Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a

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manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 22.                     Captions. The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of the paragraphs and shall not be given any consideration in the construction of this Agreement.

Section 23.                     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable laws, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 24.                      Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter contained in this Agreement and supersedes all prior agreements, understandings and negotiations between the parties (including the Original Co-Lender Agreement).

Section 25.                      Withholding Taxes. (a) If the Lead Securitization Note Holder or the Mortgage Loan Borrower shall be required by law to deduct and withhold Taxes from interest, fees or other amounts payable to any Non-Lead Securitization Note Holder with respect to the Mortgage Loan as a result of such Non-Lead Securitization Note Holder constituting a Non-Exempt Person, the Lead Securitization Note Holder, in its capacity as servicer, shall be entitled to do so with respect to such Non-Lead Securitization Note Holder’s interest in such payment (all withheld amounts being deemed paid to such Note Holder), provided that the Lead Securitization Note Holder shall furnish such Non-Lead Securitization Note Holder with a statement setting forth the amount of Taxes withheld, the applicable rate and other information which may reasonably be requested for purposes of assisting such Note Holder to seek any allowable credits or deductions for the Taxes so withheld in each jurisdiction in which such Note Holder is subject to tax.

(b)       Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall and hereby agrees to indemnify the Lead Securitization Note Holder against and hold the Lead Securitization Note Holder harmless from and against any Taxes, interest, penalties and attorneys’ fees and disbursements arising or resulting from any failure of the Lead Securitization Note Holder to withhold Taxes from payment made to such Note Holder in reliance upon any representation, certificate, statement, document or instrument made or provided by such Note Holder to the Lead Securitization Note Holder in connection with the obligation of the Lead Securitization Note Holder to withhold Taxes from payments made to such Note Holder, it being expressly understood and agreed that (i) the Lead Securitization Note Holder shall be absolutely and unconditionally entitled to accept any such representation, certificate, statement, document or instrument as being true and correct in all respects and to fully rely thereon without any obligation or responsibility to investigate or to make any inquiries with respect to the accuracy, veracity, correctness or validity of the same and (ii) such Note Holder, upon request of

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the Lead Securitization Note Holder and at its sole cost and expense, shall defend any claim or action relating to the foregoing indemnification using counsel selected by the Lead Securitization Note Holder.

(c)       Each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) represents (for the benefit of the Mortgage Loan Borrower) that it is not a Non-Exempt Person and that neither the Lead Securitization Note Holder nor the Mortgage Loan Borrower is obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise pursuant to this Agreement. Contemporaneously with the execution of this Agreement and from time to time as necessary during the term of this Agreement, each Note Holder (to the extent it is not the same entity as the Lead Securitization Note Holder) shall deliver to the Lead Securitization Note Holder or Servicer, as applicable, evidence satisfactory to the Lead Securitization Note Holder substantiating that such Note Holder is not a Non-Exempt Person and that the Lead Securitization Note Holder is not obligated under applicable law to withhold Taxes on sums paid to it with respect to the Mortgage Loan or otherwise under this Agreement. Without limiting the effect of the foregoing, (i) if a Note Holder is created or organized under the laws of the United States, any state thereof or the District of Columbia, it shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder an Internal Revenue Service Form W-9 and (ii) if a Note Holder is not created or organized under the laws of the United States, any state thereof or the District of Columbia, and if the payment of interest or other amounts by the Mortgage Loan Borrower is treated for United States income tax purposes as derived in whole or part from sources within the United States, such Note Holder shall satisfy the requirements of the preceding sentence by furnishing to the Lead Securitization Note Holder Internal Revenue Service Form W-8ECI, Form W-8IMY (with appropriate attachments) or Form W-8BEN, or successor forms, as may be required from time to time, duly executed by such Note Holder, as evidence of such Note Holder’s exemption from the withholding of United States tax with respect thereto. The Lead Securitization Note Holder shall not be obligated to make any payment hereunder with respect to any Non-Lead Securitization Note or otherwise until the related Non-Lead Securitization Note Holder shall have furnished to the Lead Securitization Note Holder requested forms, certificates, statements or documents.

Section 26.                             Custody of Mortgage Loan Documents. The originals of all of the Mortgage Loan Documents (other than the Non-Lead Securitization Notes) will be held by the Lead Securitization Note Holder (in the name of the Trustee and held by a duly appointed custodian therefor in accordance with the Lead Securitization Servicing Agreement) on behalf of the registered holders of the Notes.

Section 27.                              Cooperation in Securitization.

(a)        Each Note Holder acknowledges that any Note Holder may elect, in its sole discretion, to include its Note in a Securitization. In connection with a Securitization and subject to the terms of the preceding sentence, at the request of the Lead Securitization Note Holder, each Non-Lead Securitization Note Holder shall use reasonable efforts, at the Lead Securitization Note Holder’s expense, to satisfy, and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to satisfy, the market standards to which the Lead Securitization Note Holder customarily adheres or that may be reasonably required in the marketplace or by the Rating Agencies in connection with the related Securitization, including,

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entering into (or consenting to, as applicable) any modifications to this Agreement or the Mortgage Loan Documents and to cooperate with the Lead Securitization Note Holder in attempting to cause the Mortgage Loan Borrower to execute such modifications to the Mortgage Loan Documents, in any such case, as may be reasonably requested by the Rating Agencies to effect the related Securitization; provided, however, that either in connection with the Lead Securitization or otherwise at any time prior to the Lead Securitization, no Non-Lead Securitization Note Holder shall be required to modify or amend this Agreement or any Mortgage Loan Documents (or consent to such modification, as applicable) in connection therewith, if such modification or amendment would (i) change the interest allocable to, or the amount of any payments due to or priority of such payments to, such Non-Lead Securitization Note Holder or (ii) materially increase such Non-Lead Securitization Note Holder’s obligations or materially decrease such Non-Lead Securitization Note Holder’s rights, remedies or protections. In connection with the Lead Securitization, each Non-Lead Securitization Note Holder agrees to provide for inclusion in any disclosure document relating to the Lead Securitization such information concerning such Non-Lead Securitization Note Holder and its Non-Lead Securitization Note as the Lead Securitization Note Holder reasonably determines to be necessary or appropriate, and each Non-Lead Securitization Note Holder covenants and agrees that it shall, at the Lead Securitization Note Holder’s expense, cooperate with the reasonable requests of each Rating Agency and the Lead Securitization Note Holder in connection with the Lead Securitization (including, without limitation, reasonably cooperating with the Lead Securitization Note Holder (without any obligation to make additional representations and warranties) to enable the Lead Securitization Note Holder to make all necessary certifications and deliver all necessary opinions (including customary securities law opinions) in connection with the Mortgage Loan and the Lead Securitization), as well as in connection with all other matters and the preparation of any offering documents thereof and to review and respond reasonably promptly with respect to any information relating to such Non-Lead Securitization Note Holder and its Non-Lead Securitization Note in any Securitization document. Each Non-Lead Securitization Note Holder acknowledges that the information provided by it to the Lead Securitization Note Holder may be incorporated into the offering documents for the Lead Securitization. The Lead Securitization Note Holder and each Rating Agency shall be entitled to rely on the information supplied by, or on behalf of, each Non-Lead Securitization Note Holder. The Lead Securitization Note Holder will reasonably cooperate with each Non-Lead Securitization Note Holder by providing all information reasonably requested that is in the Lead Securitization Note Holder’s possession in connection with such Non-Lead Securitization Note Holder’s preparation of disclosure materials in connection with a Securitization.

Upon request, the Lead Securitization Note Holder shall deliver to each Non-Lead Securitization Note Holder drafts of the preliminary and final Lead Securitization offering memoranda, prospectus supplement, free writing prospectus and any other disclosure documents and the Lead Securitization Servicing Agreement and provide reasonable opportunity to review and comment on such documents.

Section 28.                            Notices. All notices required hereunder shall be given by (i) facsimile transmission (during business hours) if the sender on the same day sends a confirming copy of such notice by reputable overnight delivery service (charges prepaid), (ii) reputable overnight delivery service (charges prepaid) or (iii) certified United States mail, postage prepaid return receipt requested, and addressed to the respective parties at their addresses set forth on

49

Exhibit B hereto, or at such other address as any party shall hereafter inform the other party by written notice given as aforesaid. All written notices so given shall be deemed effective upon receipt.

Prior to Securitization of a Non-Lead Securitization Note (including any New Notes), all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) only need to be delivered to the related Non-Controlling Note Holder Representative and, when so delivered to the related Non-Controlling Note Holder Representative, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement. Following Securitization of a Non-Lead Securitization Note, all notices, reports, information or other deliverables required to be delivered to the related Non-Lead Securitization Note Holder or the related Non-Controlling Note Holder pursuant to this Agreement or the Lead Securitization Servicing Agreement by the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer (who then may forward such items to the party entitled to receive such items as and to the extent provided in the related Non-Lead Securitization Servicing Agreement) and, when so delivered to the related Non-Lead Master Servicer and the related Non-Lead Special Servicer, the Lead Securitization Note Holder (or the Master Servicer or the Special Servicer acting on its behalf) shall be deemed to have satisfied its delivery obligations with respect to such items hereunder or under the Lead Securitization Servicing Agreement.

Section 29.                           Broker. Each Note Holder represents to each other that no broker was responsible for bringing about this transaction.

Section 30.                            Certain Matters Affecting the Agent.

(a)       The Agent may request and/or rely upon and shall be protected in acting or refraining from acting upon any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 15 and Section 16;

(b)       The Agent may consult with counsel and any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel;

(c)       The Agent shall be under no obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any Note Holder pursuant to the provisions of this Agreement, unless it has received indemnity reasonably satisfactory to it;

(d)       The Agent or any of its directors, officers, employees, Affiliates, agents or “control” persons within the meaning of the Act, shall not be personally liable for any action taken,

50

suffered or omitted by it in good faith and reasonably believed by the Agent to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)       The Agent shall not be bound to make any investigation into the facts or matters stated in any officer’s certificate or assignment and assumption agreement delivered to the Agent pursuant to Section 16;

(f)       The Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder; and

(g)       The Agent represents and warrants that it is a Qualified Institutional Lender.

Section 31.                             Reserved.

Section 32.                            Resignation of Agent. The Agent may resign at any time on ten (10) days’ prior notice, so long as a successor Agent, reasonably satisfactory to the Note Holders (it being agreed that a Servicer, the Trustee or a Certificate Administrator in a Securitization is satisfactory to the Note Holders), has agreed to be bound by this Agreement and perform the duties of the Agent hereunder. If the Lead Securitization Note(s) are no longer held by the Lead Securitization, the Agent may transfer its rights and obligations to a servicer, as successor Agent, at any time without the consent of any Note Holder. Notwithstanding the foregoing, the Note Holders hereby agree that, simultaneously with the closing of the Lead Securitization, the Master Servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement without any further notice or other action. The termination or resignation of such Master Servicer, as Master Servicer under the Lead Securitization Servicing Agreement, shall be deemed a termination or resignation of such Master Servicer as Agent under this Agreement, and any successor master servicer shall be deemed to have been automatically appointed as the successor Agent under this Agreement in place thereof without any further notice or other action.

Section 33.                            Resizing. Notwithstanding any other provision of this Agreement, for so long as any of CREFI and BMO or an affiliate thereof (an “Initial Owner Entity”) is the owner of any Non-Lead Securitization Note (each, an “Owned Note”), such Initial Owner Entity shall have the right, subject to the terms of the Mortgage Loan Documents, to cause the Mortgage Loan Borrower to execute amended and restated notes or additional notes (in each case, “New Notes”) reallocating the principal of such Owned Note to such New Notes or severing such Owned Note into one or more further “component” notes in the aggregate principal amount equal to the then outstanding principal balance of such Owned Note provided that (i) the aggregate principal balance of all outstanding New Notes following such amendments is no greater than the aggregate principal of such Owned Note prior to such amendments, (ii) all Notes continue to have the same weighted average interest rate as the Notes prior to such amendments, (iii) all Notes pay pro rata and on a pari passu basis (including after a default and in connection with a condemnation or prepayment) and such reallocated or component notes shall be automatically subject to the terms of this Agreement, and (iv) the Initial Owner Entity holding the New Notes shall notify the Lead Securitization Note Holder, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee in writing of such modified allocations and principal amounts. Except for the foregoing reallocation or severance and for modifications pursuant to the Lead Securitization

51

Servicing Agreement (as discussed in Section 5), no Note may be modified or amended without the consent of its holder and the consent of each other Note Holder. In connection with the foregoing (provided the conditions set forth in (i) through (iv) above are satisfied, as certified by the applicable Initial Owner Entity, on which certification the Master Servicer can rely), the Master Servicer is hereby authorized and directed to execute amendments to the Mortgage Loan Documents and this Agreement on behalf of any or all of the Note Holders, as applicable, solely for the purpose of reflecting such reallocation of principal (which may include the amendment or addition of applicable defined terms to reflect the New Notes) or such severing of an Owned Note. If an Owned Note is severed into “component” notes, such component notes shall each have the same rights as the related Owned Note. For the avoidance of doubt, Rating Agency Confirmation shall not be required for any amendments to this Agreement required to facilitate the terms of this Section 33.

[SIGNATURE PAGE FOLLOWS]

52

IN WITNESS WHEREOF, the Note Holders have caused this Agreement to be duly executed as of the day and year first above written.

ALL NOTEHOLDERS:

Midland Loan Services, a Division of PNC Bank, National Association, as master servicer of Benchmark 2023-V2 Mortgage Trust, pursuant to Section 33 of the Original Co-Lender Agreement on behalf of COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE BENEFIT OF THE HOLDERS OF BENCHMARK 2023-V2 MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2023-V2

By:	/s/ Scott Dunkley
Name: Scott Dunkley
Title: Vice President

(Amended and Restated Co-Lender Agreement – Harborside 2 and 3)

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Description of Mortgage Loan

Mortgage Loan Borrower:	SL Harborside Owner 2 & 3 LLC and Harborside Owner 2A LLC
Date of Mortgage Loan:	April 4, 2023
Original Principal Amount of Mortgage Loan:	$225,000,000
Principal Amount of Mortgage Loan as of the date hereof:	$225,000,000
Date of Note A-1, Note A-3, Note A-7, Note A-8 and Note A-9:	April 4, 2023
Date of Note A-2-1-A, Note A-2-1-B, Note A-4-1, Note A-4-2, Note A-5-1 and Note A-5-2:	August 1, 2023
Date of Note A-2-2:	May 23, 2023
Date of Note A-6-1 and Note A-6-2:	April 5, 2023
Initial Note A-1 Principal Balance:	$50,000,000
Initial Note A-2-1-A Principal Balance:	$20,000,000
Initial Note A-2-1-B Principal Balance:	$15,000,000
Initial Note A-2-2 Principal Balance:	$15,000,000
Initial Note A-3 Principal Balance:	$25,000,000
Initial Note A-4-1 Principal Balance:	$20,000,000
Initial Note A-4-2 Principal Balance:	$5,000,000
Initial Note A-5-1 Principal Balance:	$15,000,000
Initial Note A-5-2 Principal Balance:	$7,500,000
Initial Note A-6-1 Principal Balance:	$15,000,000
Initial Note A-6-2 Principal Balance:	$2,500,000
Initial Note A-7 Principal Balance:	$15,000,000
Initial Note A-8 Principal Balance:	$10,000,000
Initial Note A-9 Principal Balance:	$10,000,000
Location of Mortgaged Property:	Jersey City, New Jersey
Initial Maturity Date:	April 6, 2028

A-1

EXHIBIT B

Note A-1 Holder and Note A-7 Holder:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Benchmark 2023-V2

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

and with respect to e-mail pursuant to Section 12.06 and Section 12.13 of the Benchmark 2023-V2 Pooling and Servicing Agreement, to:

NoticeAdmin@midlandls.com

3650 REIT Loan Servicing LLC
2977 McFarlane Road, Suite 300
Miami, Florida 33133
Attention: General Counsel
E-mail: compliance@3650REIT.com

Note A-2-1-A Holder, Note A-2-1-B Holder, Note A-4-1 Holder and Note A-4-2 Holder:

Citi Real Estate Funding Inc.
388 Greenwich Street, 6th Floor
New York, New York 10013
Attention: Richard Simpson

Facsimile number: (646) 328-2943

B-1

with an electronic copy emailed to: richard.simpson@citi.com with copies to:

Citi Real Estate Funding Inc.
390 Greenwich Street, 5th Floor
New York, New York 10013
Attention: Raul Orozco

Facsimile number: (347) 394-0898

with an electronic copy emailed to: raul.d.orozco@citi.com

and

Citi Real Estate Funding Inc.
388 Greenwich Street, 17th Floor
New York, New York 10013
Attention: Ryan M. O’Connor

Facsimile number: (646) 862-8988

with an electronic copy emailed to:  ryan.m.oconnor@citi.com

Note A-3 Holder:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – Benchmark 2023-B39

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

B-2

and with respect to e-mail pursuant to Section 12.06 and Section 12.13 of the Benchmark 2023-B39 Pooling and Servicing Agreement, to:

NoticeAdmin@midlandls.com

K-Star Asset Management LLC
5949 Sherry Lane, Suite 950
Dallas, Texas 75225
email: Lindsey.Wright@KKR.com

with a copy to:

Dechert LLP
300 South Tryon Street, Suite 800
Charlotte, North Carolina 28202
Attention: Stewart McQueen
email: Stewart.McQueen@Dechert.com

Note A-2-2 Holder and Note A-6-1 Holder:

Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Services – BMO 2023-C5

with a copy to:

CCTCMBSBondAdmin@computershare.com
trustadministrationgroup@computershare.com

Midland Loan Services, a Division of PNC Bank, National Association
10851 Mastin Street, Suite 700
Overland Park, Kansas 66210
Attention: Executive Vice President – Division Head
Fax number: 1-888-706-3565

with a copy to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106-2150
Attention: Kenda K. Tomes
Fax number: (816) 412-9338

and with respect to e-mail pursuant to Section 12.06 and Section 12.13 of the BMO 2023-C5 Pooling and Servicing Agreement, to:

NoticeAdmin@midlandls.com

B-3

Rialto Capital Advisors, LLC
Southeast Financial Center
200 S. Biscayne Blvd, Suite 3550
Miami, Florida 33131
Attention: Liat Heller
Fax number: (305) 229-6425
Email: liat.heller@rialtocapital.com

with a copy to:

Rialto Capital Advisors, LLC,
Southeast Financial Center
200 S. Biscayne Blvd, Suite 3550
Miami, Florida 33131
Attention: Jeff Krasnoff, Niral Shah and Adam Singer
Fax number: (305) 229-6425
Email: niral.shah@rialtocapital.com, adam.singer@rialtocapital.com and
jeff.krasnoff@rialtocapital.com

Note A-5-1 Holder, Note A-5-2 Holder, Note A-8 Holder and Note A-9 Holder:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Mike Birajiclian and David Schell
Email: Michael.Birajiclian@bmo.com and David.Schell@bmo.com

with a copy to:

Bank of Montreal
c/o BMO Capital Markets Corp.
151 West 42nd Street
New York, New York 10036
Attention: Legal Department
Email: BMOCMBSNotices@bmo.com

B-4

EXHIBIT C

PERMITTED FUND MANAGERS

1.	Alliance Bernstein
2.	Annaly Capital Management
3.	Apollo Real Estate Advisors
4.	Archon Capital, L.P.
5.	AREA Property Partners
6.	Artemis Real Estate Partners
7.	BlackRock, Inc.
8.	Capital Trust, Inc.
9.	Clarion Partners
10.	CreXus Investment Corporation/Annaly Capital Management
11.	DigitalBridge Group, Inc.
12.	DLJ Real Estate Capital Partners
13.	Dune Real Estate Partners
14.	Eightfold Real Estate Capital, L.P.
15.	Five Mile Capital Partners
16.	Fortress Investment Group LLC
17.	Garrison Investment Group
18.	Goldman, Sachs & Co.
19.	H/2 Capital Partners LLC
20.	Hudson Advisors
21.	Investcorp International
22.	iStar Financial Inc.
23.	J.P. Morgan Investment Management Inc.
24.	JER Partners
25.	Lend-Lease Real Estate Investments
26.	Libermax Capital LLC
27.	LoanCore Capital
28.	Lone Star Funds
29.	Lowe Enterprises
30.	Normandy Real Estate Partners
31.	One William Street Capital Management, L.P.
32.	Och-Ziff Capital Management Group/ OZ Management, L.P./ OZ Management II., L.P.
33.	Praedium Group
34.	Raith Capital Partners, LLC
35.	Rialto Capital Management, LLC
36.	Rialto Capital Advisors LLC
37.	Rimrock Capital Management LLC
38.	Rockpoint Group
39.	Rockwood
40.	RREEF Funds
41.	Square Mile Capital Management
42.	Starwood Capital Group/Starwood Financial Trust
C-1

43.	The Blackstone Group
44.	The Carlyle Group
45.	Torchlight Investors
46.	Walton Street Capital, L.L.C.
47.	Westbrook Partners
48.	WestRiver Capital
49.	Wheelock Street Capital
50.	Whitehall Street Real Estate Fund, L.P.

C-2